UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2007 (May 14, 2007)

INTRA-ASIA ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51792	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
(Address of Principal Executive Offices)

(86) 10-82671299
Registrant’s Telephone Number, Including Area Code

1111 Corporate Center Road, Suite 203B
Monterey Park, CA 91754

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “Intra-Asia,” the “Company,” “we,” “us,” or “our” are references to the combined business of Intra-Asia Entertainment Corporation and its wholly-owned subsidiaries, Intra-Asia Entertainment Corporation, a Delaware corporation, Intra-Asia Entertainment (China) Limited, a Hong Kong company, and Intra-Asia Entertainment (Asia-Pacific) Limited, a Samoan company, along with Oriental Intra-Asia Entertainment (China) Limited, a Chinese company (“Oriental Intra-Asia”), and its majority-owned Chinese operating subsidiary, Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”) and PKU’s wholly-owned subsidiary Beijing Tian Hao Ding Xin Science and Technology Co, Ltd., a Beijing company. References to “China” and “PRC” are references to “People’s Republic of China.” References to “Securities Act” are references to the Securities Act of 1933, as amended. References to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended. References to “SEC” are references to the United States Securities and Exchange Commission. References to “RMB” are to Renminbi, the legal currency of China, and all references to “U.S. dollar,” “$” and “US$” are to the legal currency of the United States.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 14, 2007, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Cabowise International Ltd., a British Virgin Islands company (“Cabowise”), the stockholders of Cabowise, Weicheng International Inc. (“Weicheng”) and Foster Growth Ltd. (“Foster”). Pursuant to the Share Exchange Agreement, we agreed, among other things, to issue to the stockholders of Cabowise 81,311,179 shares of our common stock in exchange for all of the issued and outstanding capital stock of Cabowise. In addition, Cabowise agreed to assign its option to purchase a majority equity interest in PKU to our indirect Chinese subsidiary Oriental Intra-Asia.

On May 14, 2007, we also completed a private placement pursuant to a securities purchase agreement we entered into with certain accredited investors, Cabowise, PKU, Karmen Investment Holdings Ltd. and Leguna Verde Investments Ltd., whose stockholders were formerly the controlling stockholders of PKU, Weicheng and Foster (the “Securities Purchase Agreement”), pursuant to which two of our stockholders, Weicheng and Foster, sold to investors a total of 28,333,333 shares of our common stock held by Weicheng and Foster for a consideration of $6.8 million, in the aggregate, and we sold to the investors a total of 13,333,334 shares of our common stock in consideration of $3.2 million. At the same time, we entered into a registration rights agreement (the “Registration Rights Agreement”) with these investors under which, among other things, we agreed to register the shares of our common stock within a pre-defined period. As a result of this private placement, we issued a total of 41,666,667 shares of our common stock and we raised approximately $3.2 million in gross proceeds, which left us with $2.1 million in net proceeds after the deduction of offering expenses in the amount of approximately $1.1 million. We did not directly receive the proceeds from the sale of the shares of common stock by Weicheng and Foster.

In connection with the private placement, Karmen Investment Holdings Ltd. and Leguna Verde Investments Ltd. pledged a certain number of shares of our common stock to the investors in order to secure certain make good obligations of the Company, pursuant to a make good escrow agreement (the “Make Good Escrow Agreement”), by and among the Company, Karmen Investment Holdings Ltd., Leguna Verde Investments Ltd., Securities Transfer Corp., the escrow agent, and the investors on May 14, 2007. See Item 2.01 of this report relating to the Make Good Escrow Agreement below of more details, which disclosure is incorporated herein by reference.

On May 14, 2007, we also entered into separate lock-up agreements with following persons: Shudong Xia, Pan Mao, Zhiping Zhang, Zhibin Lai, Danxia Huang, Yang Chuang, East Action Investment Ltd., Leguna Verde Investment Ltd., and Karmen Investment Holdings Ltd. Pursuant to these agreements each such person irrevocably agreed not to offer, pledge, sell, contract to sell or otherwise transfer or dispose of any of his, her or its shares of our common stock, during the period commencing on the date of the lock-up agreement and ending on the 12-month anniversary of the date that the registration statement required by the Registration Rights Agreement is first declared effective by the SEC.

As a condition precedent to the consummation of the Share Exchange Agreement, Weicheng and Foster entered into a cancellation agreement on May 14, 2007, with the Company (the “Cancellation Agreement”), whereby Weicheng agreed to the cancellation of 15,328,369 shares of the Company’s common stock owned by Weicheng.

In connection with the Securities Purchase Agreement, we issued a warrant to purchase 2,083,333 shares of our common stock to Antaeus Capital, Inc., who acted as placement agent for the transaction (the “Warrant”). This Warrant is exercisable for 7 years at an exercise price of $0.24.

On May 14, 2007, we also issued 104,167 shares of our common stock to Thelen Reid Brown Raysman & Steiner LLP in connection with their legal services in connection with the share exchange and private placement transactions.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1 to this report. A form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this report. A form of the Registration Rights Agreement is filed as Exhibit 4.1 to this report. A form of the Make Good Escrow Agreement is filed as Exhibit 10.2 to this report. A form of the Lock-Up Agreement is filed as Exhibit 4.2 to this report. A copy of the Cancellation Agreement is filed as Exhibit 4.3 to this report. A copy of the Warrant is filed as Exhibit 4.6 to this report.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 14, 2007, we completed an acquisition of Cabowise pursuant to the Share Exchange Agreement. We issued to the stockholders of Cabowise 81,311,179 shares of our common stock in exchange for all of the issued and outstanding capital stock of Cabowise. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Cabowise is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on May 14, 2007, we acquired Cabowise in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined enterprises after the acquisition of Cabowise, except that information relating to periods prior to the date of the reverse acquisition only relate to Intra-Asia Entertainment Corporation unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

Our corporate name is Intra-Asia Entertainment Corporation. We were originally incorporated in Nevada on August 3, 1998 under the name R & R Ranching, Inc. to breed bison. On or about March 2003, R & R Ranching Inc. sold its bison to Blue Sky Bison Ranch, Ltd.

On March 31, 2003, we entered into an Agreement and Plan of Reorganization (the “GloTech Delaware Acquisition Agreement”) with GloTech Industries, Inc., a Delaware corporation (“GloTech Delaware”). GloTech Delaware was incorporated on July 18, 2002 and its business was the designing and marketing of safety products using electroluminescent technology developed in cooperation with the University of Florida. Under the GlowTech Delaware Acquisition Agreement, GloTech Delaware became our wholly-owned subsidiary and we changed our name to GloTech Industries, Inc.

On or about June 2004, we sold all of our business relating to the designing and marketing of safety products using electroluminescent technology to Marmaduke Capital Group, LLC, an entity related to an officer of the Company at the time of such sale.

On December 10, 2003, we executed an Agreement and Plan of Reorganization (the “Intra-Asia Agreement”) with Intra-Asia Entertainment Corporation, a Delaware corporation (“Intra-Asia Delaware”), whereby Intra-Asia Delaware became our wholly-owned subsidiary and we amended our Articles of Incorporation to change our name to “Intra-Asia Entertainment Corporation.” At the time of the acquisition, Intra-Asia Delaware held an 85% equity interest in Weifang Fuhua Amusement Park Co., Ltd. (“Fuhua”), a Chinese joint venture organized in 1991 which held an equity interest in the Weifang Fuhua Amusement Park.

On January 31, 2006, our wholly-owned subsidiary, Intra-Asia Delaware, entered into a Share Purchase Agreement (the “Beijing Purchase Agreement”) with Beijing Maidashi Investment Co., Ltd. (“Beijing Maidashi”), a Chinese corporation, pursuant to which we sold all of our shares of Fuhua. Under the Beijing Purchase Agreement, Beijing Maidashi took over all of Intra-Asia Delaware’s rights and liabilities in Fuhua Amusement Park. Thereafter in the first half of 2006, Intra-Asia Delaware completed the sale of its eighty-five percent (85%) interest in Fuhua by entering into a supplementary agreement with Beijing Maidashi.

Since the closing of the Beijing Purchase Agreement, we have not engaged in any type of business until our acquisition of PKU.

On May 14, 2007, we entered into a Share Exchange Agreement with Cabowise, and the stockholders of Cabowise, pursuant to which we agreed to, among other things, issue to the stockholders of Cabowise 81,311,179 shares of our common stock in exchange for all of the issued and outstanding capital stock of Cabowise. In addition, Cabowise agreed to assign its option to purchase a majority equity interest in PKU to our indirect Chinese subsidiary Oriental Intra-Asia.

Cabowise, PKU and Related Financing

Cabowise does not have any subsidiaries nor is it engaged in any business. Cabowise’s sole asset was its option to purchase an eighty-five percent (85%) interest in PKU (the “PKU Option”). Pursuant to the Share Exchange Agreement, Cabowise agreed to assign the PKU Option to Oriental Intra-Asia. On May 14, 2007, Cabowise PKU, and Oriental Intra-Asia entered into an assignment and assumption agreement whereby Cabowise assigned the PKU Option to Oriental Intra-Asia. On May 14, 2007, Oriental Intra-Asia exercised the PKU Option, and Oriental Intra-Asia became the owner of an eighty-five percent (85%) equity interest in PKU.

PKU was established with the approval of Haidian Branch of Beijing Municipal Administration of Industry and Commerce on October 30, 2000. PKU’s main business is software and other technology development, consulting, software and technology licensing, and systems integration.

On May 14, 2007, we completed a reverse acquisition transaction with Cabowise in which we issued to the stockholders of Cabowise 81,311,179 shares of our common stock in exchange for all of the issued and outstanding capital stock of Cabowise. Cabowise became our wholly-owned subsidiary and the former stockholders of Cabowise became our controlling stockholders. We plan to amend our Articles of Incorporation to change our name to “ChinaFront Technology Company”. Such amendment is expected to become effective in or about June 2007.

Upon the closing of the reverse acquisition, James Reskin, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective immediately, and Stanley Wu, Leliang Zhang and Xingming Zhang resigned as officers of the Company effective immediately, and Stanley Wu and Leliang Zhang submitted their resignation letters pursuant to which they resigned from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which information statement will be mailed out on or about May 16, 2007. Shudong Xia was appointed as our director at the effective time of the resignation of James Reskin and Danxia Huang will be appointed as our director at the effective time of the resignation of Stanley Wu and Leliang Zhang. In addition, our executive officers were replaced by the PKU executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Cabowise as the acquiror and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of PKU on a consolidated basis unless the context suggests otherwise.

On May 14, 2007, we also completed a private placement pursuant to which two of our shareholders, Weicheng International Inc. and Foster Growth Ltd. sold to investors a total of 28,333,333 shares of our common stock held by Weicheng International Inc. and Foster Growth Ltd. for a consideration of $6.8 million, in the aggregate, and we sold to the investors a total of 13,333,334 shares in consideration of $3.2 million. A total of 41,666,667 shares of our common stock were sold in the private placement. As a result of this private placement, we raised approximately $3.2 million in gross proceeds, which left us with $2.1 million in net proceeds after the deduction of offering expenses in the amount of approximately $1.1 million. In connection with this private placement, we paid the placement agent, Antaeus Capital, Inc., a placement agency fee of $800,000 and issued to Antaeus Capital, Inc. 7 year warrants to purchase 2,083,333 shares of our common stock at an exercise price of $0.24. In addition, we issued 104,167 shares of our common stock to Thelen Reid Brown Raysman & Steiner LLP in connection with their legal services in connection with the share exchange and private placement transaction. We are under contractual obligation to register the shares of our common stock issued in this private placement as well as the shares of common stock issuable upon exercise of the warrants within a pre-defined period. We did not directly receive the proceeds from the sale of these shares of common stock by Weicheng International Inc. and Foster Growth Ltd. At the time of the closing of this private placement we also had cash of approximately $9,308,298.

As a condition precedent to the consummation of the share exchange agreement, Weicheng International Inc., Foster Growth Ltd. and PKU entered into a cancellation agreement with the Company, whereby Weicheng International Inc. agreed to the cancellation of 15,328,369 shares of our common stock owned by Weicheng International Inc.

In connection with the private placement, on May 14, 2007, Karmen Investment Holdings Ltd. and Leguna Verde Investments Ltd., whose stockholders were formerly the controlling stockholders of PKU, placed a total of 29,166,667 shares of our common stock held by them into an escrow account to secure certain “make good” obligations described below on behalf of the investors in our recent private placement, pursuant to a make good escrow agreement between the Company, Karmen Investment Holdings Ltd., Leguna Verde Investment Ltd., Securities Transfer Corporation, the escrow agent, and the investors. Under the make good arrangement, Karmen Investment Holdings Ltd. and Leguna Verde Investments Ltd., agreed that: (i) in the event the U.S. generally accepted accounting principles (“GAAP”) consolidated financial statements of the Company reflect less than $4,000,000 of after-tax income for the fiscal year ending December 31, 2007, they will transfer to the investors from the private placement, on a pro rata basis, for no additional consideration, 14,583,333 shares of the Company’s common stock directly or indirectly owned by them (these shares are referred to as the “2007 Make Good Shares”); and (ii) in the event the U.S. GAAP consolidated financial statement of the Company reflects less than $8,000,000 of after-tax net income or fully diluted earnings per share of $0.049 (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) for the fiscal year ending December 31, 2008, they will transfer to the investors from the private placement, on a pro rata basis, for no purchase price, 14,583,333 shares of the Company’s common stock directly or indirectly owned by them (these shares are referred to as the “2008 Make Good Shares”).

Business Overview

General

We are a holding company that only operates through our indirect, majority-owned Chinese subsidiary PKU. We indirectly own 85% of PKU and Peking University owns the remaining 15%. Through PKU, we are a total solutions provider of Geography Information Systems (or “GIS”) application software and services. PKU provides its products and services to various segments, including the Transportation, Digital City and Land & Resources departments of the Chinese government.

PKU’s History

PKU is a software and total information technology (or “IT”), solutions provider of GIS application software and services in China. PKU offers a full range of GIS software applications and self-developed GIS applicable software products applicable for 2-dimensional and 3-dimensional GIS system models. PKU also provides professional IT services including, risk analysis, systems integration, data monitoring, training and technical support, thereby providing a complete GIS solution to customers.

Headquartered in Beijing, China, PKU was established to take advantage of the growing need of GIS products and services in China. PKU serves the government sector of the GIS market in China with an emphasis on the following three major GIS initiatives by the Chinese central government: (i) Transportation; (ii) Digital City; and (iii) Land & Resources.

PKU was established on October 30, 2000 with registered capital of RMB 20 million. At that time, Peking University contributed RMB 3 million (approximately $389,307) and Beijing WeiMing Chinafront Technology Development Co. Ltd. (or “WeiMing”) contributed RMB17 million (approximately $2,206,073) of which RMB 12 million (approximately $1,557,228) was in the form of intellectual property.

PKU has successfully been able to leverage off the marketability and resources offered by its strategic partner and investor, Peking University. Peking University is one of the oldest and most respected universities in China and The Times of London World University Rankings in 2006 rated Peking University as the best university in Asia, and ranked 14th in the world. PKU’s affiliation with Peking University helps create brand awareness for its products and services and also provides access to the university’s GeoGIS Research Laboratory, which houses over 30 PhDs and researchers to support PKU’s research and development initiatives.

PKU’s mission is to be a global leader in GIS application software technology by creating and promoting “Made in China” software applications and services internationally.

PKU has one subsidiary, Beijing Tian Hao Ding Xin Science and Technology Co., Ltd. (“Tian Hao”), which was set up on December 31, 2005 with registered capital of RMB 5 million in the form of intellectual property. PKU owns 99% of Tian Hao and an individual named Qi Li, an employee of PKU, owns the remaining 1%. Tian Hao has not engaged in any business other than providing R&D support to PKU.

Our Business Model

Our business model is a combination of software product development, deployment and IT consulting services and support. The types and kinds of products and services that we provide are customer driven and application specific. Although we offer many “off the shelf” software solutions to our customers, our value added services and support enable us to provide more client-specific solutions to fit our customers’ needs.

We believe that by combining “off the shelf” software products with the ability to create and customize our software applications to cater to a particular customer’s specific needs creates a deeper and more substantial relationship with our customers that we expect to result in recurring revenues.

The diagram below illustrates the Company’s business model:

Our Industry

The GIS History

"A geographic information system (GIS) is a computer-based tool for mapping and analyzing things that exist and events that happen on earth. GIS technology integrates common database operations such as query and statistical analysis with the unique visualization and geographic analysis benefits offered by maps." - Environmental Science Research Institute

A simple description of GIS is that it is a high-tech equivalent of a map. The GIS industry first began around 1960, with the discovery of computer cartography, an early version of GIS whereby maps could be programmed into a computer and stored for future use and modification. Prior to this discovery, maps had to be created by hand where even the slightest changes would require the creation of a new map.

Since that time, the global GIS industry has seen tremendous growth, exceeding US$10 billion in total output value in 2006 (China Center for Information Industry Development, CCIDNET report titled - 2006-2007 Annual Report on Investment Opportunities in China's GIS Industry or “CCIDNET report”). Although most GIS are associated with maps, the capabilities of GIS have also grown tremendously. Mapping tools and programs are only one type of use of the geographic data in a GIS and only one type of product that can be created from a GIS. Utilizing the spatial and statistical methods associated with GIS to analyze geographic information, GIS has expanded into all sorts of disciplines and has been used to solve a wide range of problems from determining and protecting the habitats of endangered species to determining the most opportune real estate locations for growing businesses.

Components of GIS

There are four basic components of a GIS: hardware, software, data and people. All are equally important and work hand in hand in developing a GIS.

Hardware. Aside from the basic workstation that is required to run GIS software and analyze collected data, the workstation also serves as a hub for some other types of hardware add-ons that are often used out in the field. The use of digitizers and web-enabled handheld GIS data loggers have become more widely used for collecting information in the field.

Software. There are two primary types of software developed and used in GIS: Component GIS software and GIS Application software. Component GIS software is used to build software applications that have a specific purpose or solve a specific need and is therefore limited in scope. GIS Application software, is essential for creating, editing and analyzing spatial and attribute data and may contain a myriad of GIS functions, that may be periodically upgraded or add-on software that can be developed to extend the capabilities of a GIS software package.

Data. The core of any GIS is data and there are two primary types of data that are used in GIS: GeoDatabase, which is a database that is in some way referenced to locations on the earth, and Attributes, which are generally defined as additional information, which can then be tied to spatial data.

People. Probably the most important part in the development of any type of software is the need for well-trained people. In this case, well educated and knowledgeable computer programmers are experienced in spatial analysis and skilled in using GIS software.

Overview of the Global GIS Industry

According to the CCIDNET Report, the global GIS industry currently exceeds US$10 billion in total output value. As an emerging technology, with the rapid development of computer software and hardware technologies and communications technology, GIS is growing mature abroad, widely applied in government affairs, military, commerce, and all aspects of people's lives, and GIS is quickly becoming an increasingly strong industry.

Software comprised over one-half of total revenue, with revenues from GIS software vendors reaching U.S. $1.5 billion. Leading the market in software revenues are Environmental Systems Research Institute, Inc. (or “ESRI”), Bentley Systems, Incorporated and Intergraph Corporation. Collectively, the three companies accounted for about half of the industry’s total software revenues. Other software leaders include Autodesk, Inc., Leica Geosystems, GE Energy, MapInfo, MacDonald Dettwiler, SICAD Geomatics, and LogicaCMG. (Daratech, Inc. - GIS/Geospatial Markets & Opportunities 2006)

Major Sectors of the Global GIS Industry

There are three major sectors that the global GIS industry serves: (i) public sector, (ii) regulated sector; and (iii) private sector.

Public Sector

According to Daratech, public sector spending on GIS software will surpass the regulated sector for the first time in 2006 and has a 39% share of the overall market. The growth of the public sector has averaged 15% per year over the past few years and will continue to grow at that rate. Along with federal governments, state and local governments comprise the main segments within the public sector.

The biggest consumers of GIS products and services have always been federal governments. Although federal governments were early adopters of GIS, they have recently been moving towards shifting these responsibilities to the state and local levels. Daratech's estimates indicate that public sector revenues of $531 million accounted for 37% of GIS/Geospatial software revenues in 2004. Of the public sector revenues, state and local governments accounted for 67%, while 33% was from federal governments.

Regulated Sector

The regulated sector, which is comprised of various industries such as utilities, telecommunications, transportation and education, accounts for 38% of the GIS market. In this sector, utilities account for nearly half of the revenue of total regulated sector GIS software revenues, while telecommunications and transportation accounted for most of the other half.

Private Sector

While the public and regulated sectors have been historically the biggest customers of GIS products, the private sector has been slow to develop. This is mainly because in the past, developing and designing GIS for private end user has been cost prohibitive. However, with the increase in computer processing speeds, expanded storage capabilities, and lower technology costs, the private sector is fast becoming a market for GIS products and services. In this sector, two major factors, GPS (Global Positioning Systems) and LBS (Location Based Services) are being driven by the wireless mobile market.

GIS in Europe

Europeans are moving quickly into GPS and LBS along with GIS products and services. This is as a result of e-government initiatives and other government initiatives.

GIS in the United States

In the United States, homeland security and other federal government-sponsored e-government projects have most recently fueled the interest in GIS.

GIS in Korea

Korea’s GIS market has been growing steadily with the total size of the GIS market in 2001 at $363.1 million and an estimated annual growth rate of 30% per year. The Korean government considers road infrastructure, land management information and intelligent transportation systems (ITS) as the most urgent areas for GIS implementation. GIS will play a central role in the Korean government’s environmental monitoring and land management programs. (Source - ExportAmerica Magazine)

Overview of China’s GIS Industry

The GIS industry in China has changed dramatically since its first introduction into the country in the late 1970s. At that time, GIS was primarily used for research-oriented projects and studies; however, many GIS end users could not make effective use of the systems, partly because there was a lack of trained experts available.

As the country entered the 1990s, China’s open-door policy and aim towards modernization encouraged the development of more specialized, industry specific and productivity-enhancing GIS applications. The demand for GIS in China increased as the needs in urban planning, land and resource survey and environmental analysis increased. The environmental uses included the need to plan and properly use the various resources of the country while determining the proper protection for the environment. At the same time, the government needed to plan for the developing economy and the rising living standards of the general population. Advances in technology made GIS easier to use and more affordable and as a result, GIS activities in China began to grow and both the government and private sectors began to use GIS for their daily work, strategic planning, and public use. (Source - Photogrammetric Engineering & Remote Sensing, April 2002 articles titled “Development of Geographic Information Systems (GIS) in China: An Overview” and “A Tentative View on GIS Software Development in China”))

In the early days of GIS in China, most of the GIS software products available were imported. As the use of GIS became more widespread, “Made in China” GIS products became more prevalent, mainly because it was less expensive than similar products that were imported.

In the late 1990’s, “Made-in-China” GIS software had made an impact on the Chinese GIS market. The development of “Made-in-China” GIS software was listed as the most important IT initiative by the central government. The GIS Industry was growing rapidly in the country and China’s government wanted to secure that China was not left out of the potentially enormous GIS market where international (or “foreign”) software is still dominant. Under the government policy, by the end of the “Ninth Five-Year Plan” (i.e., the national economic development plan 1995-2000), domestic GIS software sales had accounted for nearly 30% of total market share in China. With the increase use of domestic GIS software, the GIS industry in China began to boom, growing by a multiple of 10 from the early 1990s to the turn of the century. The rapid growth of the GIS industry in China lead to many non-technical issues that have become critical to its development, such as data sharing, technical training and research and development. The Chinese government became increasingly concerned over the development of the GIS industry in China and encouraged many universities to open GIS programs.

In 2006, the Chinese government announced the details of the country’s National Economics Planning for the year of 2006-2010, otherwise known as the country’s 11th 5-year Plan. In that plan, the Chinese government had outlined its plans for further expanding the governments IT spending and gave specific guidance on the most pressing issues and initiatives for the country over the next five years. Although IT spending as a whole has been allocated a significant amount of funding, a large portion of the IT that has been budgeted is in the area of GIS. According to the Chinese government’s 11th 5-Year Plan, the Chinese government is estimated to spend approximately RMB50 billion, RMB12-18 billion and RMB 21 billion on IT spending in the segments of Transportation, Digital City and Land & Resources respectively

Despite its short history, the development of “Made in China” GIS software is quickly becoming a major area of growth in China with a compounded annual growth rate of over 50% per year and anticipated to continue over the next 5 years.

Barriers to Entry into the China GIS Market

The development of “Made-in-China” GIS software was listed as the most important IT initiative by the central government. The GIS Industry was growing rapidly in the country and China’s government wanted to secure that China was not left out of the potentially enormous GIS market where international (or “foreign”) software is still dominant.

Target Market Overview

The Company’s target market is China. The Company has targeted three segments within the government sector in China: Transportation, Digital City and Land & Resources. The Company has and continues to penetrate these markets and believes it can take advantage of its experience by widening its scope of products and services to include data collection and application service operation.

Transportation

The expected compound annual growth rate of IT spending in the Chinese transportation industry will be at about 15% in the next few years. According to China’s 11th 5-year Plan, the investment in Changjiang River IT construction will total at about RMB 50 billion (approximately $6.4 billion), and it is expected that more funds will be spent on nationwide highway IT construction projects. As a basic IT application platform, GIS should enjoy a large market in the future years, which we expect will result in stronger demand for our products and services.

Digital City

Digital City is a Chinese government initiative to build out the IT infrastructure of the entire country by building broadband and wireless networks in every city in China. According to China’s 11th 5-year Plan, investment in Digital City is estimated to be about RMB25 million (approximately $3.2 million) per city. The total market size can be worth up to RMB15 billion (approximately $1.9 billion) for all 600 cities in China.

Land and Resources

The average IT spending in city geography and land resources assessment, including disaster forecasting, for each city in China is about RMB 60 million (approximately $7.8 million). In China’s 11th 5-year Plan, there are about 100 cities planning to complete GIS construction, which will lead to a RMB 6 billion (approximately, $780 million) market in China. Land resources assessment systems cover planning, analysis, statistics and construction management for mineral resources. The market size is estimated at about RMB15 billion (approximately $1.9 billion).

Our Business Strategy and the Markets that We Serve

General

The Company’s aim is to be the best GIS application services provider in China. As seen in the schematic below, the Company has positioned itself to focus on being a GIS applications software producer and a GIS applications total solutions service provider. The Company is also a GIS Platform software provider and GIS Data Management Services provider. Below is a brief description of each category:

GIS Application Software and Services

GIS Application software is essential for creating, editing and analyzing spatial and attribute data and may contain a host of GIS functions, that may be periodically upgraded or add-on software that can be developed to extend the capabilities of a GIS software package. As a total solutions provider, we integrate software, data and support services to help our customers realize a greater benefit from the GIS applications that we develop.

In the GIS Application Software and Services segment, we believe that the “Made in China” GIS companies have a competitive advantage over foreign competitors, although the types and kinds of competitors differ according to the industries that they serve. Therefore, it is in this segment where the Company is seeing a lot of local competitors. Some of the competitors in this segment include: UNIS, ZhongDi, MapGIS, Lingtu, and SmartGPS. Although there are many competitors in this segment, many of them only focus on certain industries while others are not focused on any particular industry.

GIS Platform Software Provider

In addition to creating applications software based on platform GIS software programs such as ArcGiS. These platform software is used to create applications, similar to the DOS operating system for Microsoft, we license this software so that we may create applications for customers that have this platforms in place. Although the Company competes as a Platform Software Provider the Company sees much more foreign competition from industry giants , such as ESRI, Intergraph, and MapInfo. Foreign companies currently hold over 80% of the market share in China in this segment.

GIS Data Management Services

The Company’s GIS Data Management Services provides its customers with custom business solutions and tools to retrieve, organize, and analyze GIS information that is critical to the customer’s operations. The Company monitors GIS data on behalf of its clients and offers its customers ways to connect and interpolate valuable data.

This segment of the GIS market is expanding at a very high growth rate with the majority of competitors being local GIS companies, such as Lingtu, Navinfo, and Autonavi. There has been a significant amount of venture capital investment into this segment so we anticipate the market will be more competitive in the future.

The Markets for Our Products and Services

The Company has been marketing and selling its products and services to three main submarkets within the government and regulated sectors in China. Those segments are Transportation, Digital City and Land & Resources. Having built a customer base over the years, the Company’s strategy is to not only deliver high quality products, but also to provide ongoing monitoring services so as to take advantage of any maintenance requirements or technology upgrades that may become necessary in the future.

Transportation

The Company has developed platform software technologies for the Transportation sector, such as the Communication Planning System, which is used as the interface by the National government for traffic statistics and as an information bulletin system.

- The Company focuses on submarket, Traffic Information system with data, statistic standard and interface of the National system.

- No current industry competitor in the market.

Digital City

The Company’s e-government platform is a decision-making system for city sanitation emergencies.

Land & Resources

The Company has done an extensive amount of business in the Land & Resources sector, having developed a City Geological Information Analysis system that provides tools that can analyze the geological environment based on the integration of all kinds of geological information, such as determining the underground structure for city planning and construction. In addition, the Company has also created a Disaster Forecast System and a Mineral Resources Assessment System that provides a platform that can assess the reserves and then helps to make decisions as to the development of the mineral resources, by setting up assessment models of mineral resources

-	ZhongDi_MapGIS, focus on submarket, land usage system of city level

-	LongRuan Tech, focus on submarket, coal information management system

-	The Company, focus on city geological system, disaster forecast and land assessment system

-	Other international companies like Schlumberger (oil sector) and Mapteck (mineral sector) have products with high prices that do not apply to the Chinese;

•	continuous research and development and leading technology in GIS will ensure the effective and efficient commercialization of the GIS platform software;

•
The launch of “Land Resources Assessment System” by Ministry of Land and Resources of PRC leads to a huge market potential application services in this sector. (The Company has successfully completed 2 of 5 ideal example cases chosen by the National Government. It will also be one of the policymakers for making the Assessment Standards);

•
GIS construction, promoted by MOC (National Transportation Government Department) provides opportunities for application services in this sector. (The Company has successfully constructed the database interface for MOC);

•
Increasing IT spending in local government level and bringing further opportunities to the Digital City Sector. (The Company has successfully completed many Digital City Systems for many of cities in China).

Our Products and Services

Our core business is developing GIS application software and services utilizing our proprietary software products and technologies. We also engage in system integration services and work on IT system projects for our clients as part of a total solution for these clients. When providing services to customers for GIS application software, our customers often require us to purchase necessary hardware and provide system integration for them.

Software Products

The following is a list and brief description of the GIS software products that we have developed for specific GIS industry segments:

•
JTL Web V1.0 - is a product which can be used on the transportation flow statistical analyzing and information publishing. It consists of three parts: data collection, data statistical analysis and data publishing. Data collection system collect transportation flow data by some sensors or other automatic devices, and send the data to data center. Data statistical analysis system make the data statistical analysis, and save the data in the result database. Data publishing system read the result data, and publish the result to the public via GIS and internet. Using JTLWeb, bureaus can setup automatic system for transportation flow collecting and publishing, which can improve the working efficiency.

•
ChinaFront Land Resource Information System - a system used by land resource bureaus to manage their daily affairs. Generally, the major purpose is to improve the efficiency of the governments, including implementing office automation, dealing affairs through intranet, etc. According to other MIS system, this system is special for the Land Resource management bureaus, including many functions to deal with the Land Resource management affairs.

•
GeoPad - is an embedded GIS software which can be used by PDA, mobile phone, portable PC, tablet PC, etc. It implements a small set of GIS functions for mobile equipments, which can manage and analyze spatial data on mobile devices.

•
ChinaFront Public Health Affairs Emergency Decision System - a system used for dealing with the public health affairs, such as the SARS, which was happened throughout the world in 2003. It can help the government officials to make the decision on such affairs, based on GIS system.

•
EnvMonitor V1.0 - a system used for monitoring environment pollution status. The environment status data can be collected and sent to the data center via GSM or GPRS. Also, the data can be analyzed on data center, and can be given to the department for environment protection decision-making works.

•
TranPlan V1.0 - a system used for assisting transportation planning works, including road planning, waterborne planning, etc. It can be used by some transportation planning decision-making departments.

•
e-Gov.Suite V1.0 - a software suite used for e-government, which can help government members to improve their working efficiency. The system also can deal with complex affairs charged by people in the government, such as qualification checkup.

•	SmartOA V1.0 - a software used for Office Automation(OA), which can help users to improve their working efficiency.

•
Web Map Engine V1.0 - a data management engine which is used for managing mass spatial data which stored in an enterprise database. It can support APIs(Application Programming Interface) for accessing, editing, and sharing mass spatial data.

•	ChinaFront Environmental GIS - a GIS system used for managing and publishing environmental data, including spatial data and attribute data.

•	ChinaFront Environmental Emergency Dealing System - a GIS system used for dealing environmental emergency affairs, such as hazard leakage or water pollution.

•
ChinaFront Land Resource Archive Information Gathering System - a system used for gathering archives information by land resource management bureaus. It can support functions such as archive scanning, information inputting, data checking, and data storing to the result database.

Technology Products

2-D and 3-D Technology Products

We provide software platforms that utilize two-dimensional GIS. Two-dimensional GIS defines and presents special data utilizing an “X” and “Y” axis. Starting from the 1960s, two-dimensional GIS was widely applied in a variety of sectors, including land management, power, telecommunications and city planning.

We also provide software platforms that utilize three-dimensional GIS. Three-dimensional GIS defines and presents special data utilizing an “X”, “Y” and “Z” axis. Compared with two-dimensional GIS, three-dimensional GIS defines special data in a more accurate manner, and can present both the plane and the vertical spatial relation. Moreover, three-dimension GIS can present and analyze more complicated spatial objectives than CAD (Computer Aided Design) and other visualized software. It is widely applied in many sectors such as in natural resources (i.e. mineral resources, water resources, etc.) and geology.

Our three-dimensional GIS platform can be used in the oil, natural gas and mineral sectors. Three-dimensional GIS is better suited for exploration, resource assessment, disaster warning, and production management because it is more accurate and analytical than two-dimensional GIS.

Our research and development efforts relating to our three-dimensional GIS platform have been ongoing since 2000. Our three dimensional GIS platform has the following attributes:

•	It is well suited for the geologic industry because three-dimensional images underneath the surface can be displayed.

•
Our three dimensional GIS platform provides integrated functions that meet can be combined with the requirements of two-dimensional platforms, 2.5 dimensional platforms and other three dimensional geographic applications.

•	Our three dimensional GIS platform features advanced input methods that allow the user to create more complicated and analytical three dimensional geographic models.

•	Our three dimensional GIS platform incorporates a vector/grid-based real three-dimensional data structure that ensures the precise presentation of geographic data.

•	Our three dimensional GIS platform allows for the processing of large amounts of data (over 20 gigabytes).

Some examples of how our clients have used our three-dimensional GIS software platform include the following:

•	Our software platform is utilized as part of the landslip pre-warning system for the reservoir area of the three-gorges project in Hubei and Chongqing, China.

•	Our software platform is used as part of a geographic disaster pre-warning system in Anshan, Liaoning Province, China.

•	Our software platform is used as part of an iron ore field perambulation and assessment system in Anshan, Liaoning Province, China.

•	Our software platform is being used for subterranean modeling for the Beijing Olympic Stadiums.

GIS Application Services

We provide total IT solutions based on our proprietary software platforms, applications and technology. These services are usually customized to fit our clients’ specific needs. The components of the application services include customer demand analysis, software system design, system integration plans, application execution, system testing, customer training, and professional after-sales services.

We provide these services to public sector clients in the transportation, land and resource and Digital City sectors.

Our Intellectual Property

Software Products Registration

Our indirect majority-owned subsidiary, PKU, holds the following Chinese software and other registrations and certificates that were issued by various Chinese government agencies. These certificates provide proof of self-developed software product and provide copyright protection:

PKU holds a software Registration Certificate of Office Automation (Jing No. DGY-2002-0544), which was determined by Beijing Software Enterprise and issued by Software Registration Department on August 7, 2002 and is valid for a 5 year term and can be renewed for another 5 year term.

PKU holds software Registration Certificate of Data Volume Network Electronic Map Engine which was determined by Beijing Software Enterprise and issued by Software Registration Department on September 6, 2001 and is valid for a 5 year term and can be renewed for another 5 year term. PKU is in the process of obtaining an extension of this Registration Certificate.

PKU holds Software Registration Certificate of E-government Platform which was determined by Beijing software Enterprise and issued by Software Registration Department on October 16, 2002 and is valid for a 5 year term and can be renewed for another 5 year term.

Copyright of Software

The following table illustrates the title of different copyrights that we own, their registration number, first publication date and issue date:

Copyright Title	Certificate Number	Registration Number	First Publication Date	Issue Date
Computer Software Copyright Registered Certificate (JTLWeb V1.0)	028661	2004SR10260	09.08.2004	10.21.2004
Computer Software Copyright Registered Certificate ( Land & Resources and House Affairs Information System V1.0)	027924	2004SR09523	06.15.2004	09.29.2004

Copyright Title	Certificate Number	Registration Number	First Publication Date	Issue Date
Computer Software Copyright Registered Certificate (JTLWeb V1.0)	028661	2004SR10260	09.08.2004	10.21.2004
Computer Software Copyright Registered Certificate ( Land & Resources and House Affairs Information System V1.0)	027924	2004SR09523	06.15.2004	09.29.2004
Computer Software Copyright Registered Certificate (GeoPad V1.0)	002827	2002SR2827	09.01.2002	09.24.2002
Computer Software Copyright Registered Certificate (Command System of Meeting Urgent Need for Urban Public Emergencies V1.0)	009303	2003SR4212	05.10.2003	6.9.2003
Computer Software Copyright Registered Certificate (GeoWeb V1.0)	006881	2003SR1790	09.05.2002	03.19.2003
Computer Software Copyright Registered Certificate (EnvMonitor 1.0)	004358	2002SR4358	05.18.2002	12.6.2002
Computer Software Copyright Registered Certificate (TranPlan 1.0) V1.0	003664	2002SR3664	06.18.2002	11.11.2002
Computer Software Copyright Registered Certificate ( (e-Gov.Suite 1.0) V 1.0)	000823	2002SR0823	05.23.2002	07.04.2002
Computer Software Copyright Registered Certificate (Sm@rtOA 1.0) V 1.0	000824	2002SR0824	09.28.2001	07.04.2002
Computer Software Copyright Registered Certificate (WebMap Engine) V 1.0	0009123	2001SR2190	07.08.2001	07.30.2001
Computer Software Copyright Registered Certificate (Environment Geo V 1.0)	062877	2006SR15211	11.30.2005	10.31.2006
Computer Software Copyright Registered Certificate (Environment Protection Emergency Conduct System V 1.0)	062879	2006SR15213	11.30.2005	10.31.2006
Computer Software Copyright Registered Certificate (Land and Resources Files’ Collection System V 1.0)	063008	2006SR15342	06.30.2006	11.02.2006

Pledge of Software Copyright

Pursuant to the Counter-Guarantee Contract of Maximum Amount (Software Copyright Pledge, No. 2005 QZYR201) entered into by and between PKU and Beijing Zhongguancun Sci-Tech Guaranty Co., Ltd. on September 9, 2005, certain software copyrights were pledged to Beijing Zhongguancun Sci-Tech Guaranty Co., Ltd to secure a bank loan for 3 million RMB.

Domain Names

PKU holds the domain name: www.techfront.com.cn that expires on November 24, 2008. PKU will renew the domain name prior to its expiration.

Research and Development

In 2006, we spent approximately RMB5 million, of which, approximately 74% was passed through to our customer contracts. In 2005, we spent approximately RMB3 million, of which 67% were passed through to our customer contracts.

Overview of Our Research and Development Department

Our Research and Development (R&D) Department is made up of two departments, one is internal and the other is external, and involves our strategic relationship with the GeoSIS laboratory at Peking University.

Internal R&D Department

Our internal R&D department consists of 30 researchers that collectively have over 10 years of experience in the GIS industry. Many of these researchers have worked at multinational corporations.

The primary focus of the internal R&D department is to analyze customer demands and develop application software products, with the use of the most highly advanced software development tools available today.

Our research department is also responsible monitoring developments in the market for our services so that they can develop new products or improve upon existing products by adopting new technologies and skills.

In addition, the department is responsible for creating training and support manuals and creating new processes for implementation of our software products.

Strategic R&D Partnership with Peking University

PKU was established in connection with the Peking University’s GeoSIS Laboratory in order provide university researchers with real life opportunities to test and implement the discoveries created at the University. The GeoSIS Laboratory consists of 30 plus PhDs and graduate students that work under the direction of PKU. We pay for all R&D expenses of the GeoSIS Laboratory.

Our Major Customers

The following table provides information on our most significant clients in fiscal years 2006 and 2005.

TOP TEN CLIENTS IN 2006
No.	Name	Description of Client	Sales (in thousands of US dollars)	Percentage of Total Sales
1	Transport Planning and Research Institute of MOC	1 of 4 institutes of Ministry of Communication (MOC)	2640	28.8%
2	Zhong Zheng Property Development Co. Ltd.	ChinaNet office building constructor	2360	25.8%
3	Cai Yuan Property Development Co. Ltd.	One of 5A Office Buildings in Beijing CBD area	1938	21.2%
4	Beijing Transport Management Committee	city-level government transport department	543	5.9%
5	Zhejiang Institute of Geological Survey	Province-level government geological survey department	425	4.6%
6	Transport Science Research Institute of MOC	1 of 4 institutes of Ministry of Communication (MOC)	410	4.5%
7	Liao Ning Local taxation Bureau	Province-level government taxation department	252	2.8%
8	Chengdu Transport Management Committee	city-level government transport department	233	2.5%
9	Haidian District Government	District government of Beijing City	220	2.4%
10	Beijing Institute of Geological Examination	City-level government geological research department	129	1.4%
		TOTAL	9150	99.9%

TOP TEN CLIENTS IN 2005
1	Zhong Zheng Property Development Co. Ltd.	China Net Office Building constructor	3895	71.5%
2	Beijing Municipal Bureau of State Land and Resources	City-level government Land & Resources department	667	12.2%
3	Shi Jiazhuang Environmental Protection Bureau	City-level government Environmental Protection department	408	7.5%
4	Yang Zi River Administration of Communications	Directly managed by the MOC	251	4.6%
5	Hang Zhou Dayou Technology Co. Ltd.	Hang Zhou Electric Power	87	1.6%
6	Zhong Guancun Technology an Science Committee	Government department of Zhong Guancun science Bureau	44	0.8%
7	Research Institute of Highway Ministry of communications	1 of 4 Institutes of MOC	39	0.7%
8	Transport Planning and Research Institute of MOC	1 of 4 institutes of Ministry of Communication (MOC)	39	0.7%
		TOTAL	5430	99.6%

Our Competition

Competition in China’s GIS industry is very fragmented and consists of a combination of a few foreign competitors and many domestic GIS software companies. According to China Computer World Research, the number of domestic GIS software companies has grown from less than 20 in 2000, to over 1000 in 2005. Whereas most international competitors seek to provide component software for the industry, our focus is on developing application software and services for the Chinese government and regulated sectors.

There are several competitive factors in the GIS industry in China. We believe customers are generally looking for a provider to have strong research and development, a quality brand name built upon a successful record of accomplishment and a superior management team that can execute.

Competitive Advantages

We believe that we have the following competitive advantages over most of our competitors:

Leading-Edge R&D Team - Our research and development team has a strong and extensive technology background and has been an early entrant into the three-dimensional GIS market. The head of our research and development department was the lead engineer and architect of the very first and only three-dimensional GIS platform software (Chinese Excellence Software Award, 1995) in China.

Award Winning Technology - Since inception, we have won over nine product awards, including the National Transportation Planning System and Digital City Programme award. Such award winning technology gives the Company a great advantage and gives customers a sense of security that they are purchasing a quality product.

Application Experience - We have successfully built a track record with a customer base in various market segments including communications, land resource and city geography to name a few. We plan to leverage our experience to obtain new and repeat business.

Brand Image - Our affiliation with Peking University has made us a more recognizable brand in the industry. Our brand is recognized for quality products and application experience.

Superior Management - Members of our executive management team are also the founders and were also the first Geo-Info system software developers in China. The head of our research and development team was the lead engineering architect of the first GIS platform software (Chinese Excellence Software Award, 1995) platform; the first and only three-dimensional GIS platform software in China.

Operational and Quality Management - We are ISO9000 certified and conduct internal performance assessment system 3 times a year.

Our Competitors

We experience competition from both foreign and domestic Chinese competitors. The following is a description of our competitors:

Foreign Competitors

WesternGeco

WesternGeco is the world's largest seismic contracting company. It is a combination of the former Geco-Prakla and Western Geophysical. The company is owned by international oilfield services corporation Schlumberger Limited. This competitor is mainly engaged in providing software solutions to oil fields. Revenue in 2005 was US$1.66 billion before becoming a wholly-owned subsidiary of Schlumberger in May 2006.

Mapteck

Established in 1981 in Canada, Mapteck is the leading GIS company in the three-dimensional mapping software sector. “Vulcan,” a mapping software product launched by this company, has been widely used in mineral, defense, environment management and city planning due to its well-integrated analytic functions (spatial information, mapping structuring, etc.).

Supeac Software

Established in 1981 in Australia, Supeac Software is the leading company in mineral software in the world, having a presence in 91 countries.

The products offered by our foreign competitors are priced higher than our products. In addition, their software cannot be applied in China without significant modification due to differing industry standards and background. For these reasons, we do not foresee much competition from these international competitors in the area of GIS application software.

Domestic Chinese Competitors

Orient Titan Technology Co., Ltd.

Established in 2001, Orient Titan Technology Co., Ltd. lead product, the Titan 3DM, is mainly used in mineral mapping and has gained a relatively high market share in that sector. The Titan 3DM, however, is not a real three-dimensional software program as it can only facilitate land surface analysis and management. Thus, this product cannot be applied in mineral assessment, exploration and project management.

Wuhan Zhondi T&S Cyber Co., Ltd.

Wuhan Zhondi T&S Cyber Co., Ltd. is affiliated with China University of Geoscience (Wuhan) and developed the MapCAD system and MAPGIS platform software. This company has advantages in the geographic mapping and city geography areas and the products of this company have been widely used in the geography industry.

Lingtu_SmartGPS

This company is focused on the submarket for digital map collection with data service. Lingtu developed from a mapping and data processing company and is mainly in the business of providing time delayed traffic data to the public.

UNIS

The main business of UNIS is providing computer integration system. This company is focused on the networking charges system of the national highway submarket, although this is only one of the products developed by UNIS.

Regulation

There are no specific rules or regulations for a company engaged in software development other than mapping which is highly regulated in China. Only the general rules of commerce in China are applicable to us.

Raw Materials

Since we are in the business of developing software applications and providing related services, we do not utilize any significant amount of raw materials. All of the raw materials needed for our business are readily available from several different suppliers and at market driven prices. The company only purchases computers and other software in order to provide its services and software applications to customers.

Our Employees

General

As of December 31, 2006, we had 91 full-time employees. The following table illustrates the allocation of these employees among the various job functions conducted at our Company:

Department	Number of Employees
Software Development	58
Quality Control	6
Sales	10
Professional Services	5
Human Resources	5
Research and Development	3
Finance	4
Total	91

We believe that our relationship with our employees is good. The remuneration payable to employees includes basic salaries and allowances. We also provide training for our staff from time to time to enhance their technical and product knowledge as well as their knowledge of industry quality standards.

We have not experienced any significant problems or disruption to our operations due to labor disputes, nor have we experienced any difficulties in recruitment and retention of experienced staff.

As required by applicable Chinese laws, we have entered into employment contracts with all of our officers and managers. Our employees are hired though a third party labor service company.

In addition, we are required by Chinese laws to cover employees in China with various types of social insurance. We have purchased social insurance for all of our employees.

Contract Employees

We entered into a Dispatch Agreement with Beijing Jinzhengdong Human Resources Consulting Co., Ltd. or Jinzhengdong on March 22, 2006, which came into effect on April 4, 2006. Pursuant to this agreement, Jinzhengdong provides us with 86 employees. The main obligations of Jinzhengdong under the agreement are:

•	arrange for labor contracts with the employees that we intend to retain;

•	pay remuneration to these employees; and

•	pay social insurance premiums and accommodation accumulations.

Description of Property

All land in China is owned by the PRC. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of up to 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. Granted land use rights may also be leased.

We do not have any land use rights directly from the PRC. Instead, we lease the space where our executive offices are located. We have entered into a lease agreement with Mr. Zhao Li for our rental of space at the E-Wing Center. Under this lease, we have the right to use 360 square meters of office space in the E-Wing Center. We pay a total monthly rental of RMB 37,560 under this lease agreement (approximately $4,796). This lease expires on December 31, 2007. We expect that we will be able to renew this lease on similar terms prior to its expiration.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

A termination of our relationship with Peking University could have a negative impact on our future operating results.

PKU has historically been able to successfully leverage the marketability and resources offered by its strategic partner and investor, Peking University. PKU’s affiliation with Peking University helps to create brand awareness for its products and services and also provides access to the university’s GeoGIS Research Lab, which houses over thirty PhDs and researchers to support PKU’s research and development initiatives. A termination of the relationship/strategic partnership with Peking University could have a negative impact on our future operating results.

Changes in budgetary priorities of the Chinese government entities that are our primary customers would have a negative impact on operating results.

Our largest customer is the Chinese government and various Chinese government agencies. The Chinese government’s expenditures on the types of services and products that we provide are subject to legislative appropriations and budget approval. Consequently, a significant decline in overall government expenditures or a shift of expenditures or funding away from programs that call for the types of services and products that we provide could have a negative impact on our future operating results.

We rely on our management to understand and react to our rapidly evolving and highly competitive GIS software development and application total solution industry and our failure to react to such changes or to introduce new products and product enhancements could adversely affect our business.

The Chinese GIS industry is nascent and rapidly evolving. Therefore, it is critical that our management is able to understand industry trends and make good strategic business decisions. If our management is unable to identify industry trends and act in response to such trends in a way that is beneficial to us, our business will suffer.

In addition, we expect that a significant portion of our future revenue will be derived from sales of newly-introduced products. The market for our products is characterized by rapidly changing technology, evolving industry standards and changes in customer needs. If we fail to introduce new products or to modify or improve our existing products in response to changes in technology, industry standards or customer needs, our products could rapidly become less competitive or obsolete. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance for such products. However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products and enhance our existing products, our future results of operations would be adversely affected. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We may not succeed in adapting our products to new technologies as they emerge. Development and manufacturing schedules for technology products are difficult to predict and there can be no assurance that we will achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. Any future delays, whether due to product development delays, manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, could have a material adverse effect on our results of operations.

We may not be able to adequately protect our proprietary intellectual property and technology, which may harm our competitive position and result in increased expenses incurred to enforce our rights.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Some of these technologies are important to our business and are not protected by patents. Despite our efforts, the steps we have taken to protect our proprietary intellectual property and technology and other confidential information may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. Protecting against the unauthorized use of our products, trademarks and other proprietary rights is also expensive, difficult and, in some cases, impossible. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, operating results and financial condition.

Product branding is important to us and if our brands are misappropriated such that our reputation could be harmed, this could result in lower sales having a negative impact on our financial results.

We rely upon a combination of trademark, licensing and contractual covenants to establish and protect the brand names of our products. We have registered our trademark in the Trademark Office of China. In many market segments, our reputation is closely related to our brand names. Monitoring unauthorized use of our brand names is difficult and we cannot be certain that the steps we have taken will prevent their unauthorized use, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in China. Our brand names may be misappropriated or utilized without our consent and such actions may have a material adverse effect on our reputation and on the results of our operations.

If we are unable to compete effectively with existing or new competitors, our resulting loss of competitive position could result in price reductions, fewer customer orders, reduced margins and loss of market share.

The markets for our products are highly competitive and we expect competition to increase in the future. Some of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition and results of operations.

Our products are complex and errors or defects could result in the rejection of our products and damage to our reputation, as well as lost revenues and increased costs.

Products as sophisticated as ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. Our products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased customer service and support costs and warranty claims. Any of these results could harm our business.

Since we depend heavily on key personnel, turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Xia Shudong, our chief executive officer and president, and our vice presidents, Lai Zhibin, Zhang Zhiping, and Huang Danxia. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee, or if a key employee fails to perform his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

Our holding company structure may limit the payment of dividends to our stockholders.

We have no direct business operations, other than the ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

FINANCIAL RISKS

In order to grow at the pace expected by management, we will require additional capital to support our long-term business plan. If we are unable to obtain additional capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to curtail or cease our operations.

We will require additional working capital to support our long-term business plan, which includes identifying suitable targets for mergers or acquisitions so as to enhance the overall productivity and benefit from economies of scale.  Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers.  We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources.  Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities.  In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future.  If we are unable to raise additional financing, we may be unable to implement our long-term business plan, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all.  In addition, a lack of additional financing could force us to substantially curtail or cease our operations.

We may experience significant period-to-period quarterly and annual fluctuations in our revenues and operating results, which may result in volatility in our stock price.

We may in the future experience significant period-to-period fluctuations in our revenues and operating results. It is possible that our revenues and operating results in some quarters will be below market expectations, which could cause the value shares to decline. Our quarterly and annual operating results are affected by a number of factors, including:

•	the unpredictable timing and volume of purchase orders and cancellations from our customers;

•	the rate of acceptance of our products by our customers;

•	the rate of growth of the market for our products and services;

•	increases in prices charged by various third-party suppliers and subcontractors;

•	the availability and pricing of various components used in our products;

•	the difficulty of forecasting and managing our inventory and production levels;

•	our ability to successfully develop, introduce and sell new or enhanced products;

•	additions or departures of key personnel;

•	our involvement in litigation; and

•
natural disasters, particularly earthquakes, or disease outbreaks, such as the recent outbreak of SARS, affecting countries in which we conduct our business or in which our products are manufactured, assembled, or tested.

The discontinuation of any preferential tax treatments or other incentives currently available to us in the PRC could materially and adversely affect our business, financial condition and results of operations.

Our Chinese subsidiaries enjoy certain special or preferential tax treatments regarding foreign enterprise income tax in accordance with the “Income Tax Law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises” and its implementing rules. Accordingly, our Chinese subsidiaries [have been entitled to tax concessions whereby the profit for its first two financial years beginning with the first profit-making year (after setting off tax losses carried forward from prior years) is exempt from income tax in the PRC and the profit for each of the subsequent three financial years is taxed at 50% of the prevailing tax rates set by the relevant tax authorities. However, on March 16, 2007, the PRC’s National People’s Congress passed a new corporate income tax law, which will be effective on January 1, 2008. This new corporate income tax unifies the corporate income tax rate, cost deduction and tax incentive policies for both domestic and foreign-invested enterprises. According to the new corporate income tax law, the applicable corporate income tax rate of our operating subsidiary will be moved up to a rate of 25% over a five-year grandfather period. We expect the measures to implement this grandfather period to be enacted by the PRC government in the coming months and we will make an assessment of what the impact of the new unified tax law is expected to be in the grandfather period. The discontinuation of any such special or preferential tax treatment or other incentives could have an adverse affect our business, financial condition and results of operations.

RISKS RELATING TO OUR CORPORATE GOVERNANCE STRUCTURE

We do not have any independent directors and may be unable to appoint any qualified independent directors.

We currently do not have any independent directors. We plan to appoint a number of independent directors which will constitute a majority of our board of directors before our common stock is listed on a national securities exchange. However, we may not be able to identify qualified independent directors who would be willing to serve on our board.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the SEC adopted rules requiring public companies to include a report of management on a company’s internal controls over financial reporting in its annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2006. Accordingly, we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by the requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2007. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no assurance that we will receive a positive attestation from our independent auditor. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditor with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

RISK RELATED TO DOING BUSINESS IN CHINA

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; and

•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign-invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign-invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S. or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms, a return to a more centrally planned economy, or any regional or local variations in the implementation of economic policies could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products. Likewise, negative inflation could have an unfavorable effect on our business profitability in China. Negative inflation may cause a period where consumers are reluctant to spend, as consumers anticipate lower prices for products in the future. In the event of negative inflation, the Chinese government may impose controls on credit and/or prices, or take other actions, which could inhibit economic activity, harming the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

On September 8, 2006, the PRC Ministry of Commerce, or MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside of the PRC. Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the governmental agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Governmental approvals will have expiration dates by which a transaction must be completed and reported to the governmental agencies. Compliance with the regulations is likely to be more time consuming and expensive than in the past and the government now can exert more control over the combination of businesses. Accordingly, due to these new regulations, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive and we may not be able to negotiate a transaction that is acceptable to our stockholders or that sufficiently protects their interests.

The new regulations allow the PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and an acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulations also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulations may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests and we may not be able to negotiate a business combination transaction on terms favorable to our stockholders.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB is stronger than U.S. dollars. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB; the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Certain of our stockholders hold a significant percentage of our outstanding voting securities.

Xia Shudong, our chief executive officer and president, is the beneficial owner of approximately 48.8% of our outstanding voting securities. As a result, he possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of two years, calculated pursuant to Rule 144.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

This subsection of management’s discussion and analysis (MD&A) is an overview of the important factors that management focuses on in evaluating our business, our financial condition our operating performance, our overall business strategy and our earnings for the periods covered.

General

We are a holding company that only operates through our indirect, majority-owned Chinese subsidiary PKU. We indirectly own 85% of PKU and Peking University owns the remaining 15%. Through PKU, we are a total solutions provider of Geography Information Systems or GIS application software and services. PKU provides its products and services to various segments, including the Transportation, Digital City and Land & Resources departments of the Chinese government.

We have integrated our GIS software applications with “off the shelf “GIS software to provide our clients with custom solutions that specifically fit their needs. In addition, in China where we sell our products and services, we provide technical training, support and data management services and consulting to assist our clients in organization analysis and interpolation of the data that they have aggregated. When we work on this basis, we are able to create for our clients a total GIS solution that is designed specifically to meet the needs of the client.

We generate revenues through the sale of our self-developed GIS application software products, “off the shelf” hardware and software, and IT (Information Technology) services, such as data management, data monitoring, IT consulting and other IT solutions.

Industry Wide Factors that are Relevant to Our Business

The GIS software and solutions industry in China is in the process of rapid and continuous development. We believe the trend in China’s GIS software industry is the Chinese government’s preference to use “Made in China” GIS software applications and services for its government programs in Transportation, Digital City and Land and Resources. One result of this trend is the growing number government programs in the areas of Transportation, Digital City and Land and Resources. We believe this trend will impact favorably on the demand for GIS software products and services, and this will result in growth in sales of GIS software and services and will result in increased revenues for us.

The development of GIS software and solutions that are “Made in China” has grown rapidly since 2000. The annual growth rate is estimated to be 50%. As a leading company in GIS software development and solutions in China, our sales revenues have a high correlation to the estimated growth of the GIS industry in China for GIS software and services generally. Our sales have grown at an average rate of over 50% for the past three years and our earnings have grown at an average rate of over 66% over the same period. Therefore, we believe that our sales over the next five years will grow in correlation with the estimated growth of China’s GIS industry.

One main factor that management considers when estimating our future growth is the potential revenue from larger government projects in the Transportation, Digital City and Land and Resources sectors of the Chinese government. We expect that these potential new projects will create revenues from new GIS applications software sales and services. We expect to bid on large projects in the Transportation, Digital City and Land & Resources sectors in 2007.

The GIS software and solutions market in China is also subject to consumption patterns and trends. One such consumption pattern or trend relates to the enormous amount of IT spending that has been slated by the Chinese central government. As China continues down the path of urbanization, so does the governments needs for GIS software applications to manage that growth. The need in this trend is primary in the area of transportation, logistics and IT infrastructure for telephones and internet services.

A third trend or consumption pattern that affects our industry is the growing concern over protecting the environment. China’s government is under increasing pressure to take care of the environmental impact of the natural resources exploration. GIS software applications and services for this sector usually contain different applications that can help identify environmental problems.

Another trend in our industry is the growing use GPS and LBS services in China. “Made in China” GIS software and services will have a distinct advantage over developed countries, where software development costs are generally higher. The Chinese economy is developing at a quick pace. As a result, there is a growing consumer market that is developing in China. At the same time, the worldwide perception of the quality level of Chinese products is improving. This trend of “Made in China” GIS software products will benefit us.

We believe there is a great opportunity to expand China’s export volume in the area of GIS software and services. Recognizing this opportunity, the Chinese government has been encouraging domestic companies that develop GIS application software to increase their export activities.

Another trend in our industry is the significant increase in competition. This increased level of competition puts pressure on the sales prices of our products, which results in lower margins for us.

Sales by Customer

The following table illustrates the sales revenues from the major Chinese government sectors and regulated industries in which we sell our products and services for each of the last two fiscal years. The table also provides the percentage of total revenues represented by each listed region.

	2005FY	Prop.	2006FY	Prop.
Transportation	1,311,068	23.88%	2,353,734	32.80%
Digital City	3,677,238	66.99%	4,027,073	56.11%
Land & Resources	483,861	8.81%	780,697	10.88%
Other	17,412	0.32%	15,519	0.21%
Total	5,489,579	100.00%	7,177,023	100.00%

As the table above indicates, the Digital City and Transportation sectors accounted for over 90% of our sales in 2005 and 89% in 2006 with sales in the Digital City sector accounting for more than half of our total sales each of the last two years. Sales in Land & Resources account for less than 11% of total sales over each of the last two years, although we achieved significant growth in this sector with revenue increasing by over 60% in 2006. Transportation revenue accounted for about 24% and 33% of our total sales for 2005 and 2006, respectively while our overall sales grew by 30% in 2006. We experienced the greatest sales growth in the Transportation sector with sales increasing by over 80% in that sector year over year.

In the future, management will continue to focus in the Chinese government sectors of Transportation, Digital City and Land & Resources. We intend to increase our marketing efforts in these areas and compete on larger and more lucrative projects in these growing markets. Although we anticipate potentially facing larger and greater capitalized competitors, we believe we will be able to compete effectively having established a record of performance in these markets, having developed good relationships with the various Chinese central, city and local governments. We believe we have developed a good reputation with our clients and brand recognition for our products and services, evidenced by our win ratio when bidding on new contracts, which was 85% and 90% in 2005 and 2006 respectively.

Components of Revenues

The following table shows the different components comprising our total revenue over each of the past two fiscal years.

Products and Services	2005FY	2006FY
Software	2,856,734	3,522,619
Hardware	2,632,844	3,654,404
TOTAL	5,489,578	7,177,023

Income from software product and services contributed approximately 50% of total revenue in 2006 and 2005. Management believes that revenues from software products and services will continue to be the Company’s major revenue source in the next a few years. With the Company putting more resources into research and development, management believes that the percentage of revenue from software products and services will increase in the future.

Beginning with fiscal year 2005, and continuing into 2006 we have been able to significantly increase the proportion of our total sales that are attributable to customer contracts where we provide a total GIS solution to our customers, Therefore, our customer contracts include “Off the Shelf” hardware and software products, self-developed software applications, systems integration and technical training and support.

Cost of Goods Sold

Our costs of goods sold in fiscal year 2005 and 2006 was $2,807,650 million, and $3,220,259 million, respectively, which accounts for 51% and 45%, respectively, as a percentage of total revenues. The dollar amount of the costs of goods sold increased with the growth of annual sales, while its proportion of annual sales declined each year by 6%. This improvement is attributable to the cost control initiatives that we initiated, which resulted in an annual improvement in gross margin.

The following table illustrates in detail the items constituting our costs of goods sold. All numbers other than percentages are in millions.

Cost Item	2005FY	2006FY
Salary	215,971	335,765
Hardware	2,412,715	2,603,831
Software licenses	83,828	157,752
Outsourcing	62,946	33,904
Others	32,190	89,007
Total	2,807,650	3,220,259

Selling Expenses

All of our products are sold into the domestic China market through contracts commissioned by the Chinese government. Various government entities and agencies either invite us to bid for a specific contract or award a contract to us on a no bid basis. This type of procurement process accounts for more than 95% of our total sales. We often invited to bid on contracts through our professional relationships and are awarded repeat business. As a result, we have not invested heavily in establishing a substantial marketing program or are involved in heavy marketing promotion. The main method we use to promote our products is by developing relationships through Peking University, professional relationships with various agencies and municipalities within the Chinese government and in participation in industry trade exhibitions. Our marketing expenses therefore are relatively low in comparison to those of our competitors who do not have a record of performance and brand recognition.

Selling expenses, including sales representative commissions, promotion fees, salesperson salaries and expenses in 2005 were $170.20 thousand (3.10% of total revenues), in 2006 were $179.64 thousand (2.50% of total revenues).

Administrative Costs

Our administrative expenses were $496.42 thousand (9.04% of total sales) and $667.08 thousand (9.29% of total sales) in fiscal years 2005and 2006 respectively. We have significantly expanded the scale of our operations and there has been a corresponding increase in administrative expenses; however, our administrative expenses remain at approximately 19% of total sales. The administrative expenses are mainly research and development expenses, salaries, fringe benefits for management level staff, and daily office expenses. In 2006, the administrative expenses grew because of a conscious decision to invest more in our research and development activities to develop both new processes and new materials.

Financial Costs

Our financial expenses were $36.08 thousand (0.66% of sales) and $35.28 thousand (0.49% of sales) in fiscal years 2005 and 2006, respectively.

The financial expenses of the Company include interest expenses and bank commission charges.

Results of Operations

Income Statement Items

Fiscal Year Ended December 31, 2006 and 2005 (Audited)

The following table summarizes the results of our operations during the fiscal years ended December 31, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal period to the 2006 fiscal period:

Line Item	12/31/06	12/31/05	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$7,177,023	$5,489,579	$1,687,444	30.73%
Cost of Revenues	3,220,259	2,807,650	412,609	14.69%
Other Income (Expense)	(3,444)	(51,648)	(48,204)	-93.33%
Net Income (Loss)	$2,986,890	$2,152,612	$834,278	38.75%

Our revenues grew by 30% from fiscal year 2005 to 2006. Application software products and services sold to the Digital City segment GIS market, have accounted for approximately 50% of total sales in each of the past two years. The rate of sales growth for all of our products and services was also the highest in 2005. In 2005 and 2006 our overall sales growth year over year was 94% and 30%%, respectively. Although we did not grow as rapidly in 2006 as in 2005, we were able to increase our net income margins in the same period. Our net profit margins increased from 39% to 42% in 2005 and 2006 respectively.

Liquidity and Capital Resources

As of December 31, 2006, we had cash and cash equivalents of $1,321,164.

We were party to two loan agreements with the same China based bank to borrow $248,000 and $372,000, respectively. These loans were guaranteed by a paid surety for the full amount. Interest was payable monthly at a fixed rate of 5.580% and 6.120%, respectively. At December 31, 2006, the balances outstanding of these bank loans were $256,400 and $384,000, respectively. As of February 2007, the balance on these loans were $0 and $384,000, respectively.

On May 14, 2007, we completed a private placement of 41,666,667 shares of our common stock and warrants to purchase 2,083,333 shares of our common stock to institutional investors who are among the selling stockholders listed in this registration statement. As a result of this private placement we raised $10,000,000 in gross proceeds, which left us with $8,900,000 in net proceeds after the deduction of offering expenses in the amount of $1,100,000.

We believe that our currently available working capital, after receiving the aggregate proceeds of our capital raising activities in the first half of 2007 and the credit facilities referred to above, should be adequate to sustain our operations at our current levels through at least the eighteen months.

Contractual Obligations

The Company’s only contractual obligation is an operating lease.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Beijing Peking University Chinafront High Technology Co., Ltd. and its 99% owned sudsidiary, Beijing Tian Hao Ding Xing Technology Co., Ltd. Minority interest represents the share of the net assets and net income of the consolidated subsidiary that is owned by a party other than the Company. Intercompany transactions and accounts with the subsidiary have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include accrued warranty costs, as well as revenue and costs recorded under the percentage-of-completion method. Actual results could differ from those estimates.

Cash Equivalents—The Company classifies all highly liquid investments purchased with a maturity of three months or less as cash equivalents.

Accounts Receivable—Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and Equipment—Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually five years.

Revenue Recognition—Substantially all of the Company’s revenues are on contracts recognized using the percentage-of-completion method, measured by the ratio of costs incurred to date to estimated total costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies and travels. General and administrative costs are charged to expense as incurred. Losses on contracts are recorded in full as they are identified.

Warranty Costs—Substantially all of the Company’s system constructions are sold with a one- to two-year warranty. The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes—Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Impairment of Long-Lived Assets—The Company adopts SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

Concentrations of Credit Risk—Financial instruments that subject the Company to credit risk consist primarily of accounts receivable, which are concentrated in a small number of customers in the Chinese governments. The Company performs ongoing credit evaluations of its customers. To date, there has been no bad debt incurred.

Statement of Cash Flows—In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Translation Adjustment—The accounts of the Company was maintained, and its financial statements were expressed, in Renminbi (“RMB”, or “¥”). Such financial statements were translated into U.S. Dollars (USD) in accordance SFAS No. 52, "Foreign Currency Translation", with the RMB as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2006 and December 31, 2005 the exchange rates between the RMB (¥) and the USD ($) were ¥1=$0.12820 and ¥1=$0.12400, respectively. The weighted-average rates of exchange between the RMB and the USD were ¥ 1=$0.12557 and ¥ 1=$0.12222 for the years ended December 31, 2006 and December 31, 2005, respectively. Total translation adjustment recognized as of December 31, 2006 and December 31, 2005 is $214,770 and $52,484, respectively.

Comprehensive Income—Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity.

Fair Value of Financial Instruments—The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 14, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Intra-Asia Entertainment Corporation, 07 Floor E-Wing Center, No. 113 Zhichunlu, Haidian District, Beijing, China 100086.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Shudong Xia	Chief Executive Officer, President, Secretary and Director	Common Stock $0.001 par value	71,748,984(3)	48.8%
Zhibin Lai	Vice President	Common Stock $0.001 par value	0	*
Zhiping Zhang	Vice President of Research and Development	Common Stock $0.001 par value	0	*
Danxia Huang	Vice President of Finance and Treasurer	Common Stock $0.001 par value	0	*
Stanley Wu 184 S. Trish Ct. Anaheim Hills, CA 92808	Director	Common Stock $0.001 par value	1,562,700(4)	1.1%
Leliang Zhang	Director	Common Stock $0.001 par value	0	*
All officers and directors as a group (6 persons named above)		Common Stock $0.001 par value	73,311,684(3,4)	48.8%
5% Securities Holder
Leguna Verde Investments, Ltd. P.O. Box 3444 Road Town, Tortola British Virgin Islands		Common Stock $0.001 par value	9,562,195(5)	6.5%
Karmen Investment Holdings, Ltd P.O. Box 3444 Road Town, Tortola British Virgin Islands		Common Stock $0.001 par value	71,748,984(3)	48.8%
Pinnacle Fund, L.P. 4965 Preston Park Blvd. Suite 240 Plano, Texas 75093		Common Stock $0.001 par value	8,333,333(6)	5.7%
Pinnacle China Fund, L.P. 4965 Preston Park Blvd. Suite 240 Plano, Texas 75093		Common Stock $0.001 par value	20,416,667(7)	13.9%
Total Shares Owned by Persons Named above:		Common Stock $0.001 par value	63,948,220	43.5%

*	Less than 1%.

[1]
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

[2]
A total of 147,008,331 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

[3]
Includes 71,748,984 shares of our common stock owned by Karmen Investment Holdings Ltd., which is wholly-owned by East Action Investment Holdings Ltd. of which Shudong Xia is a 68% shareholder. Mr. Xia may be deemed to be a beneficial owner of the shares held by Karmen Investment Holdings Ltd.

[4]	Mr. Wu beneficially owns 1,562,700 shares through his wife, Jenny T. Wu, who owns 812,080 shares, and his sons, Christopher and Davisson Wu, who own 450,620 and 300,000 shares, respectively.

[5]
Yang Chung is the owner of Leguna Verde Investments, Ltd. and exercises voting and investment power over the shares owned by Leguna Verde Investments, Ltd. Mr. Chung may be deemed to be a beneficial owner of the shares held by Leguna Verde Investments, Ltd.

[6]
Mr. Barry M. Kitt, the Sole Member, Pinnacle Fund Management, L.L.C., the General Partner of Pinnacle Advisers, L.P., the General Partner of Pinnacle Fund, L.P., has dispositive and voting power over the shares.

[7]
Mr. Barry M. Kitt, the Manager of Kitt China Management, LLC, the Manager of Pinnacle China Management, L.L.C., the General Partner of Pinnacle China Advisors, L.P., the General Partner of Pinnacle China Fund, L.P., has dispositive and voting power over the shares.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Stanley Wu	73	Director(1)

Leliang Zhang	36	Director(1)

Shudong Xia	35	Chief Executive Officer, President, Secretary, Director

Zhibin Lai	34	Vice President

Zhiping Zhang	38	Vice President of Research and Development

Danxia Huang	34	Vice President of Finance, Treasurer, Director(2)

(1)	Current director until the 10th day following the mailing of an information statement complying with Rule 14f-1 of the Exchange Act.
(2)	Will become a director upon the effective date of the resignation of Stanley Wu and Leliang Zhang.

STANLEY WU. Mr. Wu served as our Chairman, CEO, and President from June 9, 2006 until May 14, 2007. Mr. Wu has served as a director of the Company from December 19, 2003 to present. He previously served as our President and Chief Executive Officer from December 19, 2003 to March 15, 2004. Mr. Wu is the founder and Chairman of the Jimswood Group of companies in California, which have holdings and joint venture interests in Japan, China, Mexico and the United States.

LELIANG ZHANG. Mr. Zhang served as our CFO from December 1, 2005 until May 14, 2007 and has served as a director from December 1, 2005 to present. Mr. Zhang served as Controller of Oriental Intra-Asia (China) Entertainment Co. since June 2004. He also served as Controller of Shandong Baorui Company from December 2002 to May 2004 and Manager of the Finance Department of Weifang Yuanfei Hotel from September 1997 to November 2002.

SHUDONG XIA. Mr. Xia has been our Chief Executive Officer, President, Secretary and Director since May 14, 2007. Mr. Xia founded our subsidiary, PKU, in 2000. From 2002, Mr. Xia, while with PKU, was involved with the “GIS-based digital city-services system study and demonstration”, one of the key projects of China 863-Plan. Prior to his involvement with PKU, Mr. Xia, from 1998 was involved in several research projects at Peking University, specifically: he was a key team member of the “Study on the key technology of information release via the super media network”, a key technology study project of the “China 9th 5-year Plan” and was instrumental in the compilation of “How to Digitize a City” and “Digital City-Theory, Method and Application”. In 2003, Mr. Xia received his PhD Remote Sensing and GIS Institute of Peking University in Cartology and Geographic Information Systems from the Remote Sensing and GIS Institute of Peking University and serves on several government advisory committees for the development of GIS services for urban planning.

ZHIBIN LAI. Mr. Lai has been our Vice President since May 14, 2007. Mr. Lai is in charge of GIS application service for the Transportation sector. From 2000, Mr. Lai was Vice President of our subsidiary PKU, where he was in charge of the GIS application service for the transportation sector. Mr. Lai has extensive experiences in system planning, analysis and project management and is involved in a variety of comprehensive software development projects at PKU. From 1988, Mr. Lai was head of the Software Department of Fangda Centry Group (Beijing) where he was in charge of the GIS Study Center in City and Environment Department at Peking University. From 1996, Mr. Lai was head of the China team’s software department at GEOBasic, a Japan-based GIS company. Mr. Lai received his PhD at the Remote Sensing and GIS Institute at Peking University.

ZHIPPING ZHANG. Mr. Zhang has been our Vice President of Research and Development since May 14, 2007. Mr. Zhang is in charge of the R&D and GIS application service in Land & Resources Sector. From 2001, Mr. Zhang was Vice President of our subsidiary PKU, where he was in charge of the R&D and GIS application service in Land & Resources Sector. From July 1995, Mr. Zhang was a teacher of Remote Sensing and Geography Information Institute at Peking University. From August 1997 Mr. Zhang was the lead expert and head of software department in Basic Engineering for GeoBasic, a Japanese GIS company. From 1995, Mr. Zhang led the development of the first Geo-info system software-Citystar, which was awarded the “Excellence Product Awards” in the first “Domestic GIS Software Assessment”. During his tenure at GeoBasic, Mr. Zhang led the development of the first GIS platform software-GeoBasic in Japan, which has won a 20% market share in the Japanese market. Mr. Zhang has a Masters of Remote Sensing and Geography Information Institute from Peking University.

DANXIA HUANG. Ms. Huang has been our Vice President of Finance and Treasurer since May 14, 2007 and will become our Director upon the resignation of Stanley Wu and Leliang Zhang which is expected to become effective on or about May 26, 2007. Ms. Huang is in charge of Strategic Development, Business Administration Management and Finance. From November 2006, Ms. Huang was Vice President of our subsidiary PKU, where she was in charge of Strategic Development, Business Administration Management and Finance. From April 2005, Ms. Huang was the Vice President of First City Investment Inc. of Hong Kong. From April 2001, Ms Huang worked at Beijing Business Travel Holiday Net-Tech Co., Ltd., an internet company, as Chief Executive Officer. Ms. Huang has a Master’s in Business Administration in Finance from Murdoch University of Australia.

Except as noted above, there are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

The board of directors is currently composed of 3 members. 2 of our current board members will resign shortly and there will be a new board member, as set forth above. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We have not paid our director fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Family Relationships

There are no family relationships among our directors or officers.

Code of Ethics

On April 30, 2007, our board of directors adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the code of ethics has been filed as Exhibit 14 to this current report.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level, (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last completed fiscal year, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. No executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stanley Wu, Director and former CEO and President	2006	—	—	—	—	—	—	—	—
Shudong Xia, Director and CEO and President	2006	13,562	—	—	—	—	—	1,590	15,152

Narrative to Summary Compensation Table

On May 14, 2007, Mr. Wu resigned as our President and Chief Executive Officer and Mr. Xia became our Chief Executive Officer and the Chairman of our board of directors. Before that, Mr. Xia was (and continues to be) the Chairman and Chief Executive Officer of our indirect Chinese subsidiary, PKU. The annual, long term and other compensation shown in this table includes the amounts Mr. Xia received from PKU prior to during the applicable periods.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2006.

Employment Agreements

Our subsidiary PKU has Labor Contracts with the following executive officers:

Shudong Xia - our CEO, President and Secretary’s labor contract became effective as of January 1, 2006 and expires December 31, 2007. Shudong Xia is receiving RMB 9,000 per month (approximately, $1,168) under the agreement.

Zhiping Zhang - our Vice President of Research and Development’s labor contract became effective as of January 1, 2006 and expires December 31, 2007. Zhiping Zhang is receiving RMB 10,000 per month (approximately, $1,298) under the agreement.

Zhibin Lai - our Vice President’s labor contract became effective as of January 1, 2006 and expires December 31, 2007. Zhibin Lai is receiving RMB 9,000 per month (approximately, $1,168) under the agreement.

Danxia Huang - our Vice President of Finance’s labor contract became effective January 1, 2006 and expires December 31, 2007. Danxia Huang is receiving RMB 20,000 per month (approximately, $2,600) under the agreement.

Director Compensation

The Company does not compensate any of its directors for services rendered in their capacity as directors to the Company. In the future, if the Company retains independent directors, it will likely compensate these new directors for their services as directors. The amount of such compensation has not been determined yet.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstances, against attorney’s fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 14, 2007, we completed a reverse acquisition transaction with Cabowise in which we issued to the stockholders of Cabowise 81,311,179 shares of our common stock in exchange for all of the issued and outstanding capital stock of Cabowise. Cabowise became our wholly-owned subsidiary and the former stockholders of Cabowise became our controlling stockholders.

The Company’s operating subsidiary, PKU, has entered into a software development contract with its shareholder, Peking University, Science and Technology Department. The term of this contract is from September 26, 2006 to May 31, 2007.

The Company leases its facility from a former shareholder under an operating lease agreement which expires on December 1, 2007. The monthly base rent is approximately $7,900.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 150,000,000 shares of common stock.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiary, PKU, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are currently outstanding. Our charter currently authorize our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Intrawest Transfer Company, Inc, located in 1983 E. 4800 South, P.O. Box 17136, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294 and facsimile number is (801) 277-3147.

MARKET FOR OUR COMMON STOCK

Our common stock is listed and traded on the OTC Bulletin Board under the symbol “IRAE”. The following table sets forth the high and low closing per share sales prices of our common stock as reported on the OTC Bulletin Board for the quarterly fiscal periods presented below. The quotations were obtained from the OTC Bulletin Board website and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Closing Bid Prices (1)
	High	Low
Year Ended December 31, 2007
1st Quarter	$1.01	$.155
2nd Quarter (through May 14, 2007)	.45	.70

Year Ended December 31, 2006
1st Quarter	.30	.10
2nd Quarter	.25	.085
3rd Quarter	.15	.07
4th Quarter	.15	.04

Year Ended December 31, 2005
1st Quarter	.51	.24
2nd Quarter	.50	.25
3rd Quarter	.50	.25
4th Quarter	.40	.23

(1)	The above tables set forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. We are subject to the information reporting requirements of the Exchange Act. As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E. Room 1580, Washington, DC 20549. You may also obtain copies of such material by mail from the public reference facilities of the SEC’s Washington, D.C. offices, at prescribed rates. Please call the SEC, at 1-800-SEC-0330, for further information on its public reference facilities. In addition, the SEC maintains a world wide web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at the address “http://www.sec.gov.” Information contained on the SEC website is not part of this prospectus. We intend to maintain compliance with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On May 14, 2007, there were approximately 169 stockholders of record of our common stock.

Dividends

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 14, 2007, we issued 81,311,179 shares of our common stock to stockholders of Cabowise International Ltd. The total consideration for these shares of our common stock is 50,000,000 shares of common stock of Cabowise International Ltd., which is all the issued and outstanding capital stock of Cabowise International Ltd. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the stockholders of Cabowise International Ltd. was determined based on an arms-length negotiation. The issuance of our shares to these individuals was made in reliance upon exemptions from the registration requirements pursuant to Section 4(2) of the Securities Act.

On May 14, 2007, we sold 13,333,334 shares of our common stock to certain investors for $3.2 million and two of our shareholders, Weicheng International Inc. and Foster Growth Ltd., sold to the same investors a total of 28,333,333 shares of our common stock for $6.8 million. We also issued 104,167 shares of our common stock (approximately $25,000) to Thelen Reid Brown Raysman & Steiner LLP in connection with their legal services in connection with the share exchange and private placement transaction. In addition, we issued to Antaeus Capital, Inc. 7 year warrants to purchase 2,083,333 shares of our common stock at an exercise price of $0.24. The issuance of these shares of common stock and warrants was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Cabowise International Ltd., the former stockholders of Cabowise International Ltd. Karmen Investment Holdings Ltd. and Leguna Verde Investment Ltd. (prior to the private placement transaction as described under Item 2.01) own 55.31% of the total outstanding shares of our capital stock and 55.31% total voting power of all our outstanding voting securities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition on May 14, 2007, James Reskin, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective immediately. Stanley Wu and Leliang Zhang also submitted their resignation letters pursuant to which they resigned from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act), which information statement will be mailed out on or about May 16, 2007. In addition, Stanley Wu, Leliang Zhang and Xingming Zhang resigned as officers of the Company effective immediately. Xia Shudong was appointed as our director at the effective time of the resignation of James Reskin and Danxia Huang will be appointed as our director at the effective time of the resignation of Stanley Wu and Leliang Zhang. The resignations of James Reskin, Stanley Wu, Leliang Zhang and Xingming Zhang were not in connection with any known disagreement with us on any matter.

A copy of this report has been provided to James Reskin, Stanley Wu, Leliang Zhang and Xingming Zhang. Each has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he or she agrees with the statements made by us in this report, and if not, stating the respects in which he or she does not agree. No such letter has been received by us.

On May 14, 2007, in connection with the closing of the reverse acquisition, Shudong Xia was appointed as our Chief Executive Officer and President. Zhibin Lai was appointed as a Vice President. Zhiping Zhang was appointed as our Vice President of Research Development. Danxia Huang was appointed as our Vice President of Finance.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

We plan to amend our articles of incorporation to change our name to “ChinaFront Technology Company”. Such name change is expected to become effective in or about June 2007.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are the audited consolidated financial statements of Beijing Peking University ChinaFront High Technology, Co., Ltd. for the two years ended December 31, 2006 and 2005.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated May 14, 2007, among the registrant, Cabowise International Ltd., its shareholders, Weicheng International Inc. and Foster Growth Ltd.
3.1
Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on December 19, 2003 [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 10-KSB filed on April 17, 2007].

3.2	Bylaws of the registrant [Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form SB-2 filed on March 30, 1999].
4.1	Form of Registration Rights Agreement, dated May 14, 2007.
4.2	Form of Lock-up Agreement, dated May 14, 2007.
4.3	Cancellation Agreement, dated May 14, 2007, among the registrant, Weicheng International Inc. and Forster Growth Ltd.
4.4	Option Agreement, dated April 30, 2007, among Cabowize International Ltd., and certain grantors.
4.5	Assignment and Assumption Agreement, dated May 14, 2007, between Cabowise International Ltd. and Oriental Intra-Asia Entertainment (China) Limited.
4.6	Common Stock Purchase Warrant issued to Antaeus Capital, Inc., dated May 14, 2007
10.1	Form of Securities Purchase Agreement, dated May 14, 2007.
10.2	Form of Make Good Escrow Agreement, dated May 14, 2007.
10.3	Closing Escrow Agreement, dated May 14, 2007, by and among the registrant, certain selling stockholders, Antaeus Capital, Inc. and Thelen Reid Brown Raysman & Steiner LLP.

10.4
Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated July 2004, between Education and Information Center of Beijing Municipal Bureau of State Land and Resources and Beijing Institute of Surveying and Mapping, Beijing PKU Chinafront Technology Co., Ltd.

10.5
Contract for Phase I of Software Development and System Integration of Production Dispatching and Command Center of China Netcom, dated January 20, 2005, between Beijing Zhongzheng Real-estate Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.

10.6
Supplementary Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated December 31, 2005, between Beijing Municipal Bureau of State Land and Resources and Beijing PKU Chinafront Technology Co., Ltd.

10.7
Contract for the Project of Traffic Statistics Information System (Phase I), dated August 4, 2006, between Scientific Research Institute under the Ministry of Transportation and Communications and Beijing Join-Cheer Software Co., Ltd. Beijing PKU Chinafront Technology Co., Ltd.

10.8
Contract for Technical Development and Technical Service of Phase II of Planning Information System for the Planning Academy under the Ministry of Communications, dated June 12, 2006, between Planning & Research Institute of Ministry of Communications and Beijing PKU Chinafront Technology Co., Ltd.

10.9	Purchasing Contract, dated December 12, 2006, between ESRI China (Beijing) Limited and Beijing PKU Chinafront Technology Co., Ltd.
10.10	Purchasing Contract, dated May 19, 2005, between Beijing Federal Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.11	Material Purchase Contract of Zhongzheng Building, dated December 28, 2004, between Huapeng (Group) Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.12	Purchase Contract, dated September 7, 2006, between Beijing Qiankunjianye Science and Technology Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.13	Sale Contract, dated June 18, 2004, between Landesk (Beijing) Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.14	Standard Contract signed with Executive Officers - Form of Labor Contract between executive officers and Beijing PKU Chinafront Technology Co., Ltd.
10.15	Lease Contract of E-Wing Center, dated November 25, 2004,. between Zhao Li and Beijing PKU Chinafront Technology Co., Ltd.
10.16	Loan Contract, dated September 15, 2006, between Bank of Beijing Co., Ltd. Youyi Branch and Beijing PKU Chinafront Technology Co., Ltd.

10.17	Service Agreement, dated November 1, 2006, between Beijing Jinzhengdong Human Resources Consultant Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.18	Cooperation Agreement, dated August 6, 2006, between Beijing PKU Chinafront Technology Co., Ltd. and Earth and Space College, Peking University.
10.19	Bridge Loan Agreement, dated October 18, 2006, between Talent Global International Company and Beijing PKU Chinafront Technology Co., Ltd.
10.20	Standard Contracts with Employees - Labor Contract between employees and Beijing Jinzhengdong Human Resources Consultant Co., Ltd.
10.21	Labor Contract between Xia Shudong and Beijing PKU Chinafront Technology Co., Ltd.
10.22	Labor Contract between Huang Danxia and Beijing PKU Chinafront Technology Co., Ltd.
10.23	Labor Contract between Lai Zhibin and Beijing PKU Chinafront Technology Co., Ltd.
10.24	Labor Contract between Zhang Zhiping and Beijing PKU Chinafront Technology Co., Ltd.
10.25	Equity Transfer Agreement, dated May 14, 2007, between Xia Shudong, Zhang Zhiping, Lai Zhibin, Yang Chuang and Oriental Intra-Asia Entertainment (China) Limited.
14	Business Ethics Policy and Code of Conduct.
21	Subsidiaries of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

Date: May 14, 2007

/s/ Shudong Xia

Chief Executive Officer

BEIJING PEKING UNIVERSITY CHINAFRONT HIGH
TECHNOLOGY, CO., LTD. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2006 AND 2005 AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BEIJING PEKING UNIVERSITY CHINAFRONT HIGH TECHNOLOGY CO., LTD
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DECEMBER 31, 2006 AND 2005

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Income	4

Consolidated Statements of Changes in Shareholders' Equity	5

Consolidated Statements of Cash Flows	6

Notes to the Consolidated Financial Statements	7 - 16

Simon & Edward, LLP
17700 Castleton Street, Suite 200
City of Industry, CA 91748

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Beijing Peking University Chinafront High Technology Co., Ltd.

We have audited the accompanying consolidated balance sheets of Beijing Peking University Chinafront High Technology Co., Ltd. and subsidiary (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial positions of the Company and subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for years then ended, in conformity with accounting principles generally accepted in the United States of America.

Simon & Edward, LLP

City of Industry, California
February 10, 2007

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	DECEMBER 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,321,164	$149,691
Restricted cash	128,200	-
Accounts receivable	2,756,541	1,690,823
Cost and estimated earnings in excess of billings on
uncompleted contracts	624,589	454,784
Prepayments	1,116,580	429,253
Other receivable	125,556	132,280
Deferred tax assets	461,982	-
Other current assets	85,019	64,998
Total current assets	6,619,631	2,921,829

Prepayment on investment	243,580	235,600

Property and equipment, net	238,545	73,903

Deferred tax assets	211,145	769,296

Deposits	11,701	8,876

Loans to others	269,989	270,320

Total assets	$7,594,591	$4,279,824

The Accompanying Notes are an integral Part of the Financial Statements.

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	DECEMBER 31,
	2006	2005
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$162,503	$235,928
Notes payable	641,000	496,000
Billings in excess of costs and estimated earnings on
uncompleted contracts	335,286	355,414
Accrued expenses	357,598	248,222
Total current liabilities	1,496,387	1,335,564

Minority Interest	4,768	-

Shareholders' Equity:
Capital contribution	2,416,000	2,416,000
Retained earnings	3,462,666	475,776
Cumulative other comprehensive income	214,770	52,484
Total shareholders' equity	6,093,436	2,944,260

Total liabilities and shareholders' equity	$7,594,591	$4,279,824

The Accompanying Notes are an integral Part of the Financial Statements.

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Year Ended December 31,
	2006	2005

Revenues	$7,177,023	$5,489,579

Cost of revenues	3,220,259	2,807,650

Gross profit	3,956,764	2,681,929

Selling, general, and administrative expenses	846,711	666,624

Income from operations	3,110,053	2,015,305

Other income (expense):
Interest income	1,728	1,821
Interest expense	(35,278)	(36,076)
Minority interest	(4,670)	-
Other income(expense) - net	34,776	(17,393)
Total other income (expense)	(3,444)	(51,648)

Net income before income taxes	3,106,609	1,963,657

Provision for income taxes	119,719	(188,955)

Net income	$2,986,890	$2,152,612

The Accompanying Notes are an integral Part of the Financial Statements.

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Capital Contribution	Retained Earnings (Deficit)	Cumulative Other Comprehensive Income	Total Shareholders' Equity

Balance, December 31, 2004	$2,416,000	$(1,676,836)	$2,741	$741,905
				-
Translation adjustment	-	-	49,743	49,743

Net income for the year		2,152,612	-	2,152,612

Balance, December 31, 2005	2,416,000	475,776	52,484	2,944,260

Translation adjustment	-	-	162,286	162,286

Net income for the year	-	2,986,890	-	2,986,890

Balance, December 31, 2006	$2,416,000	$3,462,666	$214,770	$6,093,436

The Accompanying Notes are an integral Part of the Financial Statements.

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	YEAR ENDED DECEMBER 31,
	2006	2005
Cash flows from operating activities:
Net income	$2,986,890	$2,152,612
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization expenses	33,055	30,827
Deferred income tax expense (benefit)	119,719	(188,955)
Minority interest	4,670	-
(Increase) in restricted cash	(125,570)	-
(Increase) in accounts receivable	(987,761)	(1,530,276)
(Increase) in prepaid expenses	(658,985)	(34,968)
Decrease (Increase) in other receivable	10,974	71,748
(Increase) in cost and estimated earnings
in excess of billings on uncompleted contracts	(151,233)	(322,542)
(Increase) in other current assets	(17,454)	(14,593)
(Decrease) in accounts payable	(79,746)	(84,682)
Increase (Decrease) in billings in excess of
costs and estimated earnings on uncompleted contracts	(31,507)	96,213
Increase (Decrease) in accrued expenses	98,900	(56,930)
Net cash provided by operating activities	1,201,952	118,454

Cash flows from investing activities:
Decrease (Increase) in loan to others	9,292	(157,664)
(Increase) Decreae in other assets - deposits	(2,472)	4,889
Purchases of property and equipment	(191,868)	(5,294)
Net cash (used in) investing activities	(185,048)	(158,069)

Cash flows from financing activities:
Proceeds from short-term borrowings	125,570	122,220
Net cash provided by financing activities	125,570	122,220

Effect of foreign currency exchange translation	28,999	2,800

Net increase in cash	1,171,473	85,405

Cash - beginning	149,691	64,286
Cash - ending	$1,321,164	$149,691

Supplemental disclosures:
Interest paid	$35,278	$36,076
Income taxes paid	$-	$-

The Accompanying Notes are an integral Part of the Financial Statements.

BEIJING PEKING UNIVERSITY CHINAFRONT
HIGH TECHNOLOGY CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General—Beijing Peking University Chinafront High Technology Co., Ltd (the “Company”) is in the business of providing Geography Information System (GIS) application services to the Chinese governments in the sectors of Land and Resources, and Transportation. The Company offers GIS application services that cover GIS system planning, deployment, system construction, data testing, system audit and optimization, user’s manual and customer training, through self-developed GIS platform software products applicable for two-dimension and three-dimension system models. The Company was incorporated in Beijing, China on October 30, 2000.

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Beijing Peking University Chinafront High Technology Co., Ltd. and its 99% owned sudsidiary, Beijing Tian Hao Ding Xing Technology Co., Ltd. Minority interest represents the share of the net assets and net income of the consolidated subsidiary that is owned by a party other than the Company. Intercompany transactions and accounts with the subsidiary have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include accrued warranty costs, as well as revenue and costs recorded under the percentage-of-completion method. Actual results could differ from those estimates.

Cash Equivalents—The Company classifies all highly liquid investments purchased with a maturity of three months or less as cash equivalents.

Accounts Receivable—Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and Equipment—Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually five years.

Revenue Recognition—Substantially all of the Company’s revenues are on contracts recognized using the percentage-of-completion method, measured by the ratio of costs incurred to date to estimated total costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies and travels. General and administrative costs are charged to expense as incurred. Losses on contracts are recorded in full as they are identified.

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranty Costs—Substantially all of the Company’s system constructions are sold with a one- to two-year warranty. The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes—Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Impairment of Long-Lived Assets—The Company adopts SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

Concentrations of Credit Risk—Financial instruments that subject the Company to credit risk consist primarily of accounts receivable, which are concentrated in a small number of customers in the Chinese governments. The Company performs ongoing credit evaluations of its customers. To date, there has been no bad debt incurred.

Statement of Cash Flows—In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Translation Adjustment—The accounts of the Company was maintained, and its financial statements were expressed, in Renminbi (“RMB”, or “¥”). Such financial statements were translated into U.S. Dollars (USD) in accordance SFAS No. 52, "Foreign Currency Translation", with the RMB as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2006 and December 31, 2005 the exchange rates between the RMB(¥) and the USD($) were ¥1=$0.12820 and ¥1=$0.12400, respectively. The weighted-average rates of exchange between the RMB and the USD were ¥1=$0.12557 and ¥1=$0.12222 for the years ended December 31, 2006 and December 31, 2005, respectively. Total translation adjustment recognized as of December 31, 2006 and December 31, 2005 is $214,770 and $52,484, respectively.

Comprehensive Income—Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity.

Fair Value of Financial Instruments— The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Recently Issued Accounting Pronouncements— On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in its year ending December 31, 2005. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. Management does not expect adoption of SFAS 123R will have no material impact on the Company's financial statements.

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," which will become effective for the Company beginning January 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The Company is currently evaluating the potential impact of this standard on its financial position and results of operations, but does not believe the impact of the change will be material.

In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In December 2004, the FASB issued SFAS No. 153,"Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In March 2005, the SEC released Staff Accounting Bulletin No 107, "Share Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment regulations. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of the next fiscal year, instead of the next reporting period beginning after June 15, 2005. The impact of SAB 107 had no effect on our financial statements.

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The impact of FIN 47 had no effect on our financial statements.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The company is currently evaluating the provisions of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

In September 2006, the FASB also issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158 is effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The Company will adopt SAB 108 for its fiscal year ending December 31, 2006 and is assessing what impact, if any, the adoption of SAB 108 will have on its financial position and results of operations.
2.	RESTRICTED CASH

In May 2006, the Company deposited ¥1,000,000, or $128,200 in one of its banks to facilitate a fund verification letter issued by the bank to a customer. The verification letter is a contractual term requested by the customer and is valid for 18 months. This amount is recorded as Restricted Cash.

3.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The costs and estimated earnings on uncompleted contracts were as follows at December 31:
	2006	2005

Costs incurred on uncompleted contracts	$2,779,445	$424,551
Estimated earnings on uncompleted contracts	3,592,710	876,366

	6,372,155	1,300,917
Less: billings to date	6,082,852	1,201,547

Total	$289,303	$99,370

The costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions at December 31:

	2006	2005

Costs and estimated earnings in excess of billings on
uncompleted contracts	$624,589	$454,784
Billings in excess of costs and estimated earnings on
uncompleted contracts	(335,286)	(355,414)

Total	$289,303	$99,370

4.	CREDIT AGREEMENT

On February 24, 2006, the Company entered into a loan agreement with a bank to borrow ¥2,000,000, or $248,000. The loan is guaranteed by a paid surety for the full amount. Interest is payable monthly at fixed rate of 5.580%. The loan will expire on February 23, 2007. At December 31, 2006, the balance outstanding of this bank loan was ¥2,000,000 or $256, 400.

On September 15, 2006, the Company renewed a loan agreement with the same bank to borrow ¥3,000,000, or $372,000. The loan is guaranteed by a paid surety for the full amount. Interest is payable monthly at fixed rate of 6.120%. The loan will expire on September 14, 2007. At December 31, 2006 and 2005, the balance outstanding of this bank loan was ¥3,000,000 or $384,600, and ¥3,000,000 or $372,000, respectivley. The loan is qualified for the Gazelle Program, a subsidization project created by Beijing Zhongguancun Management Committee, a regional governing authority. The Gazelle Proogram subsidizes the qualified companies by reimbursing for the interest expenses in the intent of financially subsidizing and supporting the high-tech companies in the Zhongguancun area. As of December 31, 2006, the Company has filed an application for an interest reimbursement of 20% of the qualified interest paid on the loan, or ¥33,795.

On April 27, 2005, the Company borrowed ¥1,000,000, or $124,000 from an unrelated party for working capital purposes. The loan bears interest at 15% and is due on demand. At December 31, 2006 and 2005, the balance outstanding of this loan was ¥0, and ¥1,000,000, or $124,000, respectively.

5.	PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment for the years ended December 31:

	2006	2005

Automobiles	$145,701	$53,072
Machinery and equipment	174,212	81,884
Furniture and fixtures	53,608	36,860
	373,521	171,816
Less: accumulated depreciation	(134,976)	(97,913)

Property and equipment, net	$238,545	$73,903

6.	INCOME TAXES

The Company is incorporated in China and is subject to China tax law. The applicable income tax rate for the Company for the years ended December 31, 2006 and 2005 is 33%.

The provision for income tax expense (benefit) consisted of the following:

	2006	2005

Current	$-	$-
Deferred	119,719	(188,955)

	$119,719	$(188,955)

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of its assets and liabilities. Deferred assets are reduced by a valuation allowance when deemed appropriate.

    The tax effects of existing temporary differences that give rise to significant portions of deferred tax assets at December 31, 2006 are as follows:

		Currency Exchange
Deferred Tax Assets	In RMB	Rate	In USD
Net operating loss carryforwards	¥5,250,600	0.1282	$673,127
Valuation allowance	-	0.1282	-
Net deferred tax assets	¥5,250,600	0.1282	$673,127

6.	INCOME TAXES (Continued)

As of December 31, 2006, the Company has net operating loss carryforwards for China income tax purposes of approximately ¥15,911,000, or $2,039,790, which, if used to offset future taxable income, will expire in year beginning in 2011.

7.	COMPENSATED ABSENCES

Employees earn annual vacation leave at the rate of seven (7) days per year for the first year. Upon completion of the first year of employment, employees earn one (1) additional day for each additional year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2006 and 2005 vacation liability existed in the amount of $0 and $0, respectively.

8.	RELATED-PARTY TRANSACTIONS

Operating Leases---The Company leases its facility from a shareholder under an operating lease agreement which expires on December 1, 2007. The base rent is approximately $7,900. Rent expense under this lease agreement amounted to approximately $75,000 and $73,320 for the years ended December 31, 2006 and 2005, respectively.

Approximately future minimum annual obligations under the above operating lease at December 31, 2006 are as follows:

2007	$86,900
Total	$86,900

9.	CONCENTRATION

During 2006, three of the Company’s customers accounted for approximately $4,621,903 of the total revenues. Those customers comprise 64% of the total sales during 2006. Included in accounts receivable is approximately $1,319,080 from these customers as of December 31, 2006.

The Company had two major customers during 2005. Sales to these customers were approximately $4,340,022. Those customers comprise 79% of the total sales during 2005. Included in accounts receivable is approximately $1,382,137 from these customers as of December 31, 2005.

10.	OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2006 and December 31, 2005 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income

Balance at December 31, 2004	$2,741	$2,741
Change for 2005	49,743	49,743

Balance at December 31, 2005	52,484	52,484
Change for 2006	162,286	162,286

Balance at December 31, 2006	$214,770	$214,770

******

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated May 14, 2007, among the registrant, Cabowise International Ltd., its shareholders, Weicheng International Inc. and Foster Growth Ltd.
3.1
Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on December 19, 2003 [Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 10-KSB filed on April 17, 2007].

3.2	Bylaws of the registrant [Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form SB-2 filed on March 30, 1999].
4.1	Form of Registration Rights Agreement, dated May 14, 2007.
4.2	Form of Lock-up Agreement, dated May 14, 2007.
4.3	Cancellation Agreement, dated May 14, 2007, among the registrant, Weicheng International Inc. and Forster Growth Ltd.
4.4	Option Agreement, dated April 30, 2007, among Cabowize International Ltd., and certain grantors.
4.5	Assignment and Assumption Agreement, dated May 14, 2007, between Cabowise International Ltd. and Oriental Intra-Asia Entertainment (China) Limited.
4.6	Common Stock Purchase Warrant issued to Antaeus Capital, Inc., dated May 14, 2007
10.1	Form of Securities Purchase Agreement, dated May 14, 2007.
10.2	Form of Make Good Escrow Agreement, dated May 14, 2007.
10.3	Closing Escrow Agreement, dated May 14, 2007, by and among the registrant, certain selling stockholders, Antaeus Capital, Inc. and Thelen Reid Brown Raysman & Steiner LLP.
10.4
Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated July 2004, between Education and Information Center of Beijing Municipal Bureau of State Land and Resources and Beijing Institute of Surveying and Mapping, Beijing PKU Chinafront Technology Co., Ltd.

10.5
Contract for Phase I of Software Development and System Integration of Production Dispatching and Command Center of China Netcom, dated January 20, 2005, between Beijing Zhongzheng Real-estate Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.

10.6
Supplementary Contract for Data Integration Project of Phase I of Beijing Municipal Management Information System of State Land, Resources and Housing Affairs, dated December 31, 2005, between Beijing Municipal Bureau of State Land and Resources and Beijing PKU Chinafront Technology Co., Ltd.

10.7
Contract for the Project of Traffic Statistics Information System (Phase I), dated August 4, 2006, between Scientific Research Institute under the Ministry of Transportation and Communications and Beijing Join-Cheer Software Co., Ltd. Beijing PKU Chinafront Technology Co., Ltd.

10.8
Contract for Technical Development and Technical Service of Phase II of Planning Information System for the Planning Academy under the Ministry of Communications, dated June 12, 2006, between Planning & Research Institute of Ministry of Communications and Beijing PKU Chinafront Technology Co., Ltd.

10.9	Purchasing Contract, dated December 12, 2006, between ESRI China (Beijing) Limited and Beijing PKU Chinafront Technology Co., Ltd.
10.10	Purchasing Contract, dated May 19, 2005, between Beijing Federal Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.11	Material Purchase Contract of Zhongzheng Building, dated December 28, 2004, between Huapeng (Group) Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.12	Purchase Contract, dated September 7, 2006, between Beijing Qiankunjianye Science and Technology Development Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.13	Sale Contract, dated June 18, 2004, between Landesk (Beijing) Software Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.14	Standard Contract signed with Executive Officers - Form of Labor Contract between executive officers and Beijing PKU Chinafront Technology Co., Ltd.

Exhibit No.	Description
10.15	Lease Contract of E-Wing Center, dated November 25, 2004,. between Zhao Li and Beijing PKU Chinafront Technology Co., Ltd.
10.16	Loan Contract, dated September 15, 2006, between Bank of Beijing Co., Ltd. Youyi Branch and Beijing PKU Chinafront Technology Co., Ltd.
10.17	Service Agreement, dated November 1, 2006, between Beijing Jinzhengdong Human Resources Consultant Co., Ltd. and Beijing PKU Chinafront Technology Co., Ltd.
10.18	Cooperation Agreement, dated August 6, 2006, between Beijing PKU Chinafront Technology Co., Ltd. and Earth and Space College, Peking University.
10.19	Bridge Loan Agreement, dated October 18, 2006, between Talent Global International Company and Beijing PKU Chinafront Technology Co., Ltd.
10.20	Standard Contracts with Employees - Labor Contract between employees and Beijing Jinzhengdong Human Resources Consultant Co., Ltd.
10.21	Labor Contract between Xia Shudong and Beijing PKU Chinafront Technology Co., Ltd.
10.22	Labor Contract between Huang Danxia and Beijing PKU Chinafront Technology Co., Ltd.
10.23	Labor Contract between Lai Zhibin and Beijing PKU Chinafront Technology Co., Ltd.
10.24	Labor Contract between Zhang Zhiping and Beijing PKU Chinafront Technology Co., Ltd.
10.25	Equity Transfer Agreement, dated May 14, 2007, between Xia Shudong, Zhang Zhiping, Lai Zhibin, Yang Chuang and Oriental Intra-Asia Entertainment (China) Limited.
14	Business Ethics Policy and Code of Conduct.
21	Subsidiaries of the registrant